                        CONNING CAPITAL PARTNERS VI, L.P.




                       -----------------------------------

                          LIMITED PARTNERSHIP AGREEMENT
                      ------------------------------------










                                      Dated
                                      as of
                                February 25, 2000
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                                TABLE OF CONTENTS

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1.    ORGANIZATION............................................................     1
   1.1.  Formation of Limited Partnership.....................................     1
   1.2.  Name.................................................................     1
   1.3.  Purpose and Powers...................................................     1
   1.4.  Principal Place of Business..........................................     1
   1.5.  Fiscal Year..........................................................     1
2.    CAPITAL COMMITMENTS AND CONTRIBUTIONS...................................     2
   2.1.  Identity; Commitment.................................................     2
   2.2.  Capital Contributions................................................     2
   2.3.  Additional Limited Partners and Additional Capital Contributions.....     3
3.    PARTNERS' CAPITAL ACCOUNTS; ALLOCATIONS.................................     5
   3.1.  Capital Accounts.....................................................     5
   3.2.  Allocations..........................................................     5
   3.3.  Extraordinary Allocations............................................     6
   3.4.  Allocations for Income Tax Purposes..................................     7
   3.5.  Interim Accounting Periods...........................................     8
   3.6   Defaulting Limited Partner...........................................     8
4.    DISTRIBUTIONS...........................................................    12
   4.1.  Limitations on Distributions.........................................    12
   4.2.  Timing of Distributions..............................................    12
   4.3.  Distributions........................................................    13
   4.4.  Final Distribution...................................................    13
   4.5.  Tax Distributions....................................................    13
   4.6.  Distributions of Cash or Securities..................................    14
   4.7.  Determination of Carrying Value......................................    15
   4.8.  Withholding Taxes....................................................    16
   4.9.  General Partner's Obligation to Return Excess Distributions..........    17
5.    MANAGEMENT..............................................................    19
   5.1.  Investment Guidelines................................................    19
   5.2.  Powers & Duties of General Partner...................................    21
   5.3.  Advisory Committee...................................................    23
   5.4.  Other Business Relationships.........................................    24
   5.5.  Custodian............................................................    26
   5.6.  Key Person Trigger Event.............................................    26
6.    MATTERS AMONG PARTNERS..................................................    27
   6.1.  Liability of General Partner.........................................    27
   6.2.  Liability of Limited Partners........................................    27
   6.3.  No Obligation to Restore Negative Capital Account....................    28
   6.4.  Actions of Partners; Bank Limited Partners Voting Percentage.........    28
   6.5   Bank Regulatory Matters..............................................    28
   6.6   Exclusions from Investments..........................................   30]
7.    INDEMNIFICATION.........................................................   31]
   7.1.  General..............................................................   31]
   7.2.  Expenses.............................................................    32
   7.3.  No Waiver, etc.......................................................    32
   7.4.  Insurance............................................................    32
8.    EXPENSES; MANAGEMENT FEE................................................    32
   8.1.  Administrative Expenses..............................................    32
   8.2.  Other Expenses.......................................................    33
   8.3.  Management Fee.......................................................    33
9.    BOOKS AND RECORDS; REPORTS TO PARTNERS..................................    35
   9.1.  Books and Records....................................................    35
   9.2.  Tax Information......................................................    35
   9.3.  Reports to Partners..................................................   35]

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
   9.4.   Meetings............................................................    36
   9.5.   Compliance with Laws................................................    36
10.   TRANSFERS...............................................................    37
   10.1.  Transfer by General Partner.........................................    37
   10.2.  Removal of General Partner..........................................    37
   10.3.  Transfer by Limited Partners........................................    37
   10.4.  Certain Restrictions on Transfers...................................    38
   10.5   Further Restrictions................................................    39
   10.6.  Actions.............................................................    39
11.   DURATION AND TERMINATION OF THE PARTNERSHIP.............................    40
   11.1.  Duration............................................................    40
   11.2.  Winding Up..........................................................    40
   11.3.  Final Distribution..................................................    41
12.   DEFINITIONS.............................................................    42
13.   MISCELLANEOUS...........................................................    52
   13.1.  Waiver of Partition.................................................    52
   13.2.  Power of Attorney...................................................    52
   13.3.  Modifications.......................................................    53
   13.4.  Severability........................................................    54
   13.5.  Notices.............................................................    54
   13.6.  Governing Law.......................................................    54
   13.7.  Successors and Assigns..............................................    54
   13.8.  Counterparts........................................................    54
   13.9.  Headings............................................................    54
   13.10. Further Actions.....................................................    54
   13.11. Delivery of Certificate.............................................    55


                                    SCHEDULES

Schedule I -- Partners' Identification and Capital Commitments

Schedule II -- Business Addresses of the Partners
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                        CONNING CAPITAL PARTNERS VI, L.P.


This LIMITED PARTNERSHIP AGREEMENT of CONNING CAPITAL PARTNERS VI, L.P., a Delaware limited partnership (the "Partnership"), is made as of this 25th day of February, 2000 by and among each and all of the undersigned persons.

         1. ORGANIZATION.

         1.1. Formation of Limited Partnership. Conning Investment Partners VI, L.L.C., a Delaware limited liability company acting as the general partner of the Partnership (the "General Partner") together with the undersigned persons designated as Limited Partners (collectively, the "Partners", which term shall include any party hereafter admitted to the Partnership and shall exclude any party that ceases to be a Partner) hereby agree to form the Partnership, pursuant to and in accordance with the provisions of the Revised Uniform Limited Partnership Act, as adopted by the State of Delaware, as amended and in effect (the "LP Act"). Certain capitalized terms used in this Agreement are defined separately in Section 12.

         1.2. Name. The name of the Partnership is "Conning Capital Partners VI, L.P.". The General Partner, without the prior consent of the Limited Partners, may change the name of the Partnership from time to time. The General Partner shall provide the Limited Partners with notice of any new name of the Partnership and the effective date of such change.

         1.3. Purpose and Powers. The Partnership is being formed to operate as an investment fund principally for the purpose of making investments primarily in equity, equity-related and other securities issued in expansion financings, start-ups, buy-outs and recapitalization transactions relating to companies in the areas of insurance, financial services, e-commerce, healthcare and related businesses, including, without limitation, service and technology enterprises supporting such businesses, in order to realize long-term capital returns, all as determined and managed by the General Partner for the benefit of the Partners. The Partnership will make investments in accordance with the Investment Guidelines set forth in Section 5.1, and will engage in such other activities as are permitted hereby or are incidental or ancillary thereto, all as the General Partner shall reasonably deem necessary or advisable, upon the terms and conditions set forth in this Agreement. The Partnership reserves the authority, and may engage in any lawful act or activity and shall have and exercise any of the powers available to a limited partnership under the LP Act, to the extent not contrary to the terms and intent of this Agreement.

         1.4. Principal Place of Business. The Partnership shall have and maintain its principal place of business at CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103-4105. The Partnership may have such other place or additional places of business as the General Partner may determine from time to time and as indicated by written notice to the Limited Partners; provided that in no event shall the Partnership's principal place or any other place of business be outside of the United States.

         1.5. Fiscal Year. The fiscal year of the Partnership (the "Fiscal Year") shall be the period ending on the 31st day of December in each year or, in the case of the last Fiscal Year of the Partnership, the last day on which the Partnership conducts any activities and as designated
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                                      -2-


by the General Partner for purposes of the dissolution and final liquidation of the Partnership. The Partnership shall have the same Fiscal Year for income tax purposes and for financial accounting purposes.

         2. CAPITAL COMMITMENTS AND CONTRIBUTIONS.

         2.1. Identity; Commitment. The name, address and other identity information describing each Partner are set forth on Schedule I and Schedule II hereto. Each Partner has agreed and is obligated to perform with respect to the full amount of its Capital Commitment set forth opposite each such Partner's name on Schedule I, subject to and in accordance with the terms and conditions of this Agreement. The Capital Commitment of the General Partner in respect of the General Partner Interest shall be equal to at least 1% of all Capital Commitments of the Partnership. Any additional Capital Commitment of the General Partner beyond such amount may be treated separately as an Interest by a Limited Partner, in the sole discretion of the General Partner. The General Partner, acting on its own, is authorized to amend and revise the information on Schedule I from time to time to reflect the admission of additional Partners together with any additional or increased Capital Commitments, the withdrawal of any Partner, the transfer of any part or all of an interest of any Partner, or such other change in the information describing any Partner, all as may be determined by the General Partner and consistent with the purpose and terms of this Agreement.

         2.2. Capital Contributions. Each Partner, upon its execution and delivery of this Agreement, shall be obligated to make Capital Contributions to the Partnership in immediately available funds in such amount as shall be called from time to time by the General Partner hereunder, subject to Section 6.6(b), determined on a pro rata basis relative to the Capital Commitments of all Partners, up to a total aggregate amount equal to its Capital Commitment as shown on Schedule I hereto. The General Partner may determine individual Partner Capital Contribution call amounts on a pro rata basis relative to the outstanding or unused Capital Commitments of the Partners to account for Excused Partner Capital Contributions with respect to Excused Investments under Section 6.6.

                  (a) Call Procedures, Timing and Contributions. Each Partner shall make its initial Capital Contribution, in an amount to be determined by the General Partner, upon at least five (5) business days' prior written notice from the General Partner. Thereafter, each Limited Partner will make additional Capital Contributions to the Partnership, each in an amount to be determined by the General Partner and as called from time to time by the General Partner, upon prior written notice from the General Partner of not less than ten (10) business days. Each call notice shall set forth the name of the Partnership and the following basic information: (i) the scheduled date of the Capital Contribution and the total amount of Capital Contributions to be made by all Partners on such date; (ii) the required Capital Contribution to be made by the Limited Partner to which the notice is directed; (iii) the Partnership account to which such capital contribution shall be paid, including wiring and routing information; and (iv) such information relating to the proposed use to be made of the funds obtained by the Partnership as the General Partner in its discretion determines to include in that call notice, including a general description of the proposed Portfolio Investment that contains the business and industry of the related Portfolio Entity. The General Partner will coordinate the timing of, and amounts requested pursuant to, the notice of additional Capital Contributions on an "as needed" basis relative to the Partnership's anticipated funding requirements. The General Partner shall provide prompt written notice to each Limited Partner of the occurrence of the Partnership's first investment. In the event that the General Partner reasonably determines that the amount of any Capital Contributions called under this Section 2.2 is not likely to be used to make a Portfolio Investment, pay expenses of the Partnership or satisfy obligations or liabilities of the Partnership within a reasonable period of time (not to exceed ninety (90) days) after the Partnership's receipt of such Capital Contribution amounts, then within such ninety-day period the General Partner shall return to the Partners their respective pro rata portions of such amount of the Capital Contributions as are not likely to be so used, applied or reserved. The full amount of such returned Capital Contributions amount shall remain subject to further call by the General Partner for Capital Contributions in accordance with the other terms of this
Section 2.2.

                  (b) Investment Period. The General Partner shall be authorized to call and each Partner is obligated to make additional Capital Contributions up to an aggregate amount equal to its Capital Commitment throughout the period ending on the later to occur of: (i) the fifth (5th) anniversary of the date of the Partnership's final closing (the "Investment Period"). After the Investment Period the General Partner is authorized to call and each Partner is obligated to make additional Capital Contributions, up to an aggregate amount equal to its Capital Commitment remaining to be called, for the purposes of: (i) paying or satisfying Partnership expenses, obligations or liabilities which may be outstanding and due or are reasonably anticipated to become due within ninety
(90) days of the General Partner's call for Capital Contributions; (ii) making additional incremental or follow-on investments in companies in which the Partnership has established an investment; and (iii) funding the conversion or exercise price of any warrant, option, purchase right or other security, or making any installment payment or settlement to acquire any security by contract or other arrangement, to the extent any of the foregoing is outstanding and was issued in connection with or as a result of an investment made or committed to be made during the Investment Period.

                  (c) General Partner Contributions. Concurrently with each Capital Contribution to the Partnership by a Limited Partner pursuant to this
Section 2.2, Section 2.3 or Section 3.6, the General Partner will make a Capital Contribution to the Partnership, in respect of its minimum General Partner Interest, in an amount in cash which will cause the General Partner's Capital Contribution to be at least equal to 1% of the aggregate Capital Contributions of all Partners.

                  (d) Reinvestment. The Partners acknowledge that the General Partner may retain certain distributable amounts under Section 4.2 for reinvestment in accordance with the Investment Guidelines under Section 5.1. No Partner shall be obligated to contribute additional amounts in excess of such Partner's Capital Commitment as a result of such reinvestment.

         2.3. Additional Limited Partners and Additional Capital Contributions. After the expiration of two hundred seventy (270) days from the date of this Agreement, no additional Limited Partners (other than Substitute Limited Partners admitted pursuant to Section 10.3) shall be admitted to the Partnership. Until the expiration of such period, the General Partner may admit one or more persons as additional Limited Partners ("Additional Limited Partners") to the Partnership or permit any existing Limited Partner to increase its Capital Commitment.

                  (a) Conditions of Acceptance. The admission of Additional Limited Partners and acceptance of additional Capital Commitments from existing Limited Partners shall not be permitted if, upon the determination of the General Partner, such admission or acceptance would:

(i) result in the Partnership becoming subject to additional regulation which the General Partner determines would have a material effect upon the ability of the Partnership to pursue its stated purposes; (ii) jeopardize the Partnership's tax status as an entity taxable as a partnership; or (iii) require the Partnership to be registered as an investment company under the Investment Company Act of 1940.

                  (b) Capital Adjustments among Partners. Any existing Limited Partner which increases its Capital Commitment shall be considered to have been admitted to the Partnership as an Additional Limited Partner to the extent of such additional Capital Commitment upon the contribution of the initial portion of such additional Capital Commitment to the capital of the Partnership. Each Additional Limited Partner shall make an initial Capital Contribution to the Partnership in a percentage of its Capital Commitment which is the same percentage of the Capital Commitments of the other Limited Partners previously paid in as Capital Contributions, as determined on the date of its admission to the Partnership. Each existing Limited Partner which increases its Capital Commitment pursuant to this Section 2.3 shall make a Capital Contribution to the Partnership in such an amount as is required in order that the total Capital Contributions made by such Limited Partner shall be in the same percentage relationship to its total Capital Commitment (including such additional Capital Commitment) as the Capital Contributions of all other Partners bear to their respective Capital Commitments, determined on the date of such Capital Contribution by the increasing Partner. The balance of such Capital Commitments of Additional Limited Partners and of additional Capital Commitments from existing Limited Partners shall be due and paid at the times provided for the payment of additional Capital Contributions in Section 2.2.

                  (c) Additional Payments upon Admission. In addition, each Additional Limited Partner and each existing Limited Partner which increases its Capital Commitment pursuant to this Section 2.3 shall make additional payments to the Partnership ("Late Payment Fees") comprised of the following amounts: (i) interest on the amount of such Partner's Late Management Fee payable to the General Partner pursuant to Section 8.3(b); (ii) interest on the amount of such Partner's Late Expenses (other than Late Management Fee) allocated pursuant to
Section 3.3(c); and (iii) interest on any amounts of Capital Contributions used to fund Portfolio Investments made by the Partnership prior to such Limited Partner's admission into the Partnership or increase in its Capital Commitment pursuant to this Section 2.3 which such Limited Partner would have been obligated to contribute to the Partnership ("Late Portfolio Investment Capital Contributions") if it had been admitted to the Partnership at the time of its formation with a Capital Commitment equal to that set forth in Schedule I after such schedule has been amended to reflect such Limited Partner's admission or the increase in its Capital Commitment. In the case of interest amounts referred to in clause (i) above, interest shall be calculated at the prime rate from the date of the formation of the Partnership to the date of such Limited Partner's admission into the Partnership or increase in its Capital Commitment pursuant to this Section 2.3, as the case may be. In the case of interest amounts referred to in clauses (ii) and (iii) above, interest shall be calculated at the prime rate plus 2.0% from the date of the allocation of the Expense to the other Partners which resulted in such Late Expense being allocated to the Limited Partner or the contribution date of the Capital Contributions to the Partnership which resulted in such Late Portfolio Investment Capital Contribution to the Partnership by the Limited Partner, as the case may be, to the date of such Limited Partner's admission into the Partnership or increase in its Capital Commitment, as the case may be.

                  (d) General Partner Adjustments. Upon the admission of any Additional Limited Partner or the making of an additional Capital Commitment by any existing Limited Partner, the General Partner shall increase its Capital Commitment to an amount equal to at least 1% of the aggregate Capital Commitments of all Partners.

                  (e) Update and Amendment of Records. The General Partner, acting without any Limited Partners, is authorized to cause Schedule I hereto to be amended to reflect the occurrence of any and all of the foregoing events referred to in this Section 2.3. The General Partner shall provide written notice to each Limited Partner of any amendment to Schedule I pursuant to this
Section 2.3 or any other provision of this Agreement within ninety (90) days of such amendment to Schedule I.

         3. PARTNERS' CAPITAL ACCOUNTS; ALLOCATIONS.

         3.1. Capital Accounts. There shall be established for each Partner on the books of the Partnership a Capital Account. Each Partner's Capital Account shall be credited with the amount of such Partner's Capital Contributions and shall be: (i) increased by the amount of any Net Income allocated thereto; and
(ii) decreased by the amount of any Net Losses, items defined in Section 705(a)(2)(B) of the Code allocated thereto and by the amount of any Distributions made to such Partner. Such items shall be credited or charged, as the case may be, to the Capital Accounts of the Partners at the end of each Fiscal Period of the Partnership. The General Partner shall maintain the Capital Accounts of the Partners in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv) (as amended and revised), shall have the authority to make and shall make such adjustments to the Capital Accounts as are necessary to comply with such regulations. Any revaluation of the Partnership's assets pursuant to the previous sentence shall be made in accordance with the principles of Section
4.7 hereof. Other than as specifically provided in this Agreement, no Partner shall be entitled to any other interest or compensation by reason of its Capital Contribution.

         3.2. Allocations.

                  (a) Net Income. As of the end of each fiscal quarter of the Partnership, after giving effect to any allocations made pursuant to Section 3.3 hereof, the Net Income (if any) of the Partnership for such fiscal quarter shall be allocated to the Partners as follows:

                           (i) First, to all Partners, in proportion to the
                  respective amounts of Net Losses (if any) previously allocated to each such Partner pursuant to 3.2(b)(iii) and not offset by prior allocations of Net Income made pursuant to this 3.2(a)(i), an amount of Net Income equal to the aggregate amount of such Net Losses;

                           (ii) Second, to all Partners, in proportion to their
                  respective 7% Preferential Return Allocations, an amount of Net Income equal to the aggregate amount of all such 7% Preferential Return Allocations; and

                           (iii) Third, to all Partners in the amounts and
                  proportions necessary to ensure, as promptly as possible and to the extent feasible, that the Cumulative Net Income of the Partnership for all periods since its inception shall have been allocated 80% to all Partners in proportion to their respective Capital Contributions and 20% to the General Partner.

                  (b) Net Losses. Net Losses, if any, for any Fiscal Period of the Partnership shall be allocated to the Partners as follows:

                           (i) First, to all Partners, in proportion to the
                  respective amounts of Net Income (if any) previously allocated to each such Partner pursuant to 3.2(a)(iii) and not offset by prior allocations of Net Losses made pursuant to this 3.2(b)(i), an amount of Net Losses equal to the aggregate amount of such Net Income (if any);

                           (ii) Second, to all Partners, in proportion to the
                  respective aggregate amounts of Net Income (if any) previously allocated to each such Partner pursuant to 3.2(a)(ii) and not offset by prior allocations of Net Losses made pursuant to this 3.2(b)(ii), an amount of Net Losses equal to the aggregate amount of such Net Income (if any); and

                           (iii) Third, to all Partners in proportion to their
                  respective Capital Contributions.

         3.3. Extraordinary Allocations.

                  (a) Negative Capital Account. Notwithstanding anything to the contrary in this Agreement, no Net Losses shall be allocated to a Limited Partner to the extent any such allocation, after taking into account all Distributions made or to be made to such Limited Partner with respect to a Fiscal Year, would cause a negative balance in such Limited Partner's Capital Account for such Fiscal Year. Any such Net Losses instead shall be allocated to and among those Partners with positive Capital Account balances until such Capital Account balances are reduced to zero, and any remaining Net Losses shall be allocated to the General Partner; and thereafter an equivalent amount of Net Income subsequently allocated shall be allocated to the Partners to reverse such reallocation of Net Losses as promptly as possible, subject, however, to the constraints of this Section 3.3(a).

                  (b) Qualified Income Offset. If a Partner unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Partner shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the Fiscal Period in which such event occurs (and, to the extent necessary, each subsequent Fiscal Period) in an amount and manner sufficient to eliminate (to the extent required by Treas. Reg. Section 1.704(b)(2)(ii)(d)) any resulting excess negative balance in such Partner's Capital Account as quickly as possible. In any such event, appropriate adjustments shall be made to subsequent allocations pursuant to Section 3.2 to counteract the effect of extraordinary allocations pursuant to the first sentence of this Section 3.3(b) subject, however, to the constraints of Section 3.3(a).

                  (c) Special Situations. If any person or entity is admitted to the Partnership (or the Capital Commitment of any existing Partner is increased) in accordance with the provisions of this Agreement after the formation of the Partnership, the General Partner shall adjust the allocations otherwise provided for in this Article 3 of Net Income and Net Loss (and items of Partnership income, gain, loss and expense), for the Fiscal Year in which such event occurs and for subsequent fiscal years if necessary, so that, after such adjustments have been made, each Partner (including any Partners admitted after the formation of the Partnership and all Partners whose Capital Commitments have been increased after such time) shall have been allocated specially an amount of Expenses equal to the aggregate amount of Expenses such Partner would have been allocated if it had been admitted to the Partnership at the time of its formation with a Capital Commitment equal to that set forth in Schedule I after such schedule has been amended to reflect such Partner's admission or the increase in its Capital Commitment ("Late Expenses"); provided, however, that: (i) no item of income, gain or deductible loss realized (or deemed to have been realized on a distribution in kind) before the admission of any new Partner shall be allocated to such Partner; (ii) allocations to any existing Partner of items of income, gain or deductible loss realized (or deemed to have been realized on a distribution in kind) prior to the increase in the Capital Commitment of such Partner shall be limited to those permitted by Section 706 of the Code; and
(iii) no special allocations shall be made pursuant to this Section 3.3(c) as a result of any reductions in the Capital Account of a Defaulting Limited Partner occurring pursuant to Section 3.6(d) or the adjustments provided for under that section with respect to such reductions. In addition, the amount of such Partner's Late Payment Fees relating to interest on Late Expenses (other than Late Management Fees) (under clause (ii) of Section 2.3(c)) and Late Portfolio Investment Capital Contributions (under clause (iii) of Section 2.3(c)) shall be allocated 80% to all other Partners (including the General Partner) in proportion to their respective Capital Contributions and 20% to the General Partner.

                  (d) Guidelines. In making allocations of Net Income or Net Losses pursuant to Sections 3.2(a) and 3.2(b), the General Partner, after consulting with the Partnership's tax advisors, is authorized to separate these aggregate amounts into their components and allocate the components separately in order to further the intent of such Sections. For example, if with respect to a particular fiscal period the Partnership realizes a gross loss of $100 on a sale of Portfolio Securities and a gross gain of $200 on a sale of other securities resulting in Net Income of $100 ($200 gross gain minus $100 gross loss = $100 Net Income), the General Partner may allocate the $100 gross loss as $100 in Net Losses in the manner required by Section 3.2(b), and then allocate the $200 gross gain as $200 in Net Income in the manner required by Section 3.2(a), if advised by the Partnership's tax advisors that such special allocations will cause the Capital Accounts of the Partners to reflect more closely the Partners' relative economic interests in the Partnership.

                  (e) General Partner Minimum. Subject only to Section 3.3(b) hereof, the General Partner shall be allocated, in respect of its minimum General Partner Interest, at least 1% of each material item of Partnership income, gain, loss, deduction or credit at all times during the existence of the Partnership. To the extent that any extraordinary allocations to the General Partner are required pursuant to this Section 3.3(e), appropriate adjustments shall be made to subsequent allocations pursuant to Section 3.2 (subject to Section 3.3(b) hereof and to the preceding sentence) to counteract the effects of such extraordinary allocations.


         3.4. Allocations for Income Tax Purposes. Items of Partnership income, gain, loss, deduction or credit for each Fiscal Year of the Partnership shall be allocated among the Partners for Federal income tax purposes in accordance with the allocation of such income, gain, loss or deduction (or, in the case of a credit, the allocation of any item to which the credit relates) pursuant to Section 3.2. All matters concerning allocations for Federal, state and local income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be equitably determined in good faith by the General Partner upon advice of the Partnership's tax advisors. As set forth in Section 5.2(g) hereof, the General Partner shall be the "tax matters partner", as that term is used in the Code, of the Partnership.

         3.5. Interim Accounting Periods. If:

                     (i) a Limited Partner becomes a Defaulting Limited Partner within the meaning of Section 3.6,

                     (ii) a non-defaulting Partner elects to make an additional Capital Commitment pursuant to paragraph (c) of
                           Section 3.6,

                     (iii) a Distribution is made pursuant to Sections 4.2, 4.3,
                           4.4 or 4.5 hereof,

                     (iv) any revaluation of the assets of the Partnership is made pursuant to Section 3.1 hereof, or

                     (v) the General Partner is required, or determines in its discretion to make an interim allocation of Net Income or Net Losses,

then, and in each such event, the Fiscal Year in which such event occurs shall be divided into interim accounting periods (each an "Interim Accounting Period") for purposes of allocations pursuant to Section 3.2. The first Interim Accounting Period in any such Fiscal Year shall commence on the first day of such Fiscal Year and shall terminate on the date immediately prior to the date of the first event giving rise to an Interim Accounting Period in such Fiscal Year. Each subsequent Interim Accounting Period shall commence on the date of the event giving rise to such Interim Accounting Period in such Fiscal Year and shall terminate on the earlier of the last day of such Fiscal Year or the date immediately prior to the date of the event giving rise to the next Interim Accounting Period in such Fiscal Year.

         3.6. Defaulting Limited Partner. The Partners severally hereby agree and acknowledge their mutual obligation to make Capital Contributions to the Partnership in an aggregate amount equal to their total Capital Commitments. Accordingly, the Partners agree to the default and penalty provisions of this
Section 3.6 for their mutual assurance and to promote the purposes of the Partnership. The Partners agree that the damages to the Partnership from any default by a Partner in respect of its Capital Commitment cannot be determined or estimated with reasonable accuracy, and, accordingly, agree that the penalty provisions of this Section 3.6 provide reasonable liquidated damages on default.

                  (a) Default. In the event that any Limited Partner fails to make payment in full of any Capital Contribution to the Partnership in a timely manner as called for and due, the General Partner will send written notice to such Limited Partner of such failure, and if such Limited Partner does not make full payment of its Capital Contribution within five (5) days after such Limited Partner has been given written notice thereof from the General Partner, then, at the close of business on such fifth (5th) day, such Limited Partner shall be in default (a "Defaulting Limited Partner") and shall be subject to the penalty provisions of this Section 3.6; except that any Partner that is an Excused Partner under Section 6.6 will not be regarded as a Defaulting Partner in respect of the Capital Contribution subject to the Excluded Investment provisions of Section 6.6.

                  (b) Loss of Voting. Whenever the vote, consent or decision of a Partner or of the Partners is required or permitted pursuant to this Agreement or under the LP Act, no Defaulting Limited Partner shall be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if no Defaulting Limited Partner were a Partner.

                  (c) Penalty. A Defaulting Limited Partner shall not be entitled to make any further Capital Contributions to the Partnership. Upon any such default, there shall be deducted from the Capital Account of such Defaulting Limited Partner as liquidated damages for such default (which each Partner hereby agrees is reasonable) an amount equal to 30% of the portion of such Defaulting Limited Partner's Capital Commitment which remains unpaid, and the Capital Commitment of the Defaulting Limited Partner shall thereafter be the amount of the Capital Contribution of such Partner as of the date of default, less the amount deducted pursuant to this sentence. The amount deducted from the Capital Account of the Defaulting Limited Partner shall be allocated among the Capital Accounts of the non-defaulting Partners as of the date of such default, in proportion to the respective Capital Contributions of the non-defaulting Partners as of such date, and the amount so allocated to the Capital Account of each such Partner shall be deemed to be a Capital Contribution by, and an increase in the Capital Commitment of, such Partner as of such date. The General Partner shall cause Schedule I hereto to be amended to reflect the Capital Commitments of the Partners as adjusted pursuant to this Section 3.6(c), including the deemed Capital Contributions of the non-defaulting Partners under this Section 3.6(c). Notwithstanding the foregoing: (i) the amount by which a Defaulting Limited Partner's Capital Account is reduced shall in no case exceed the positive balance in such Defaulting Partner's Capital Account immediately before the reduction; (ii) if the Capital Account of the Defaulting Limited Partner otherwise would be reduced below zero by a reduction occurring pursuant to the first sentence of this Section 3.6(c), such account shall be reduced to zero and any excess of the full reduction required by the first sentence of this
Section 3.6(c) over the positive balance in such Defaulting Limited Partner's Capital Account immediately before such reduction shall be carried over and applied to reduce the balance in such account at such subsequent time or times (if ever) as such account has a positive balance; (iii) any resulting increases in the Capital Accounts of non-defaulting Partners shall occur only at such time or times as the corresponding reductions in the Defaulting Limited Partner's Capital Account occurs; and (iv) all adjustments required by the first and second sentences of this Section 3.6(c) to the Capital Commitments and Capital Contributions of the Partners shall occur at the time of the initial reduction in the Capital Account of the Defaulting Limited Partner, notwithstanding that subsequent adjustments to the Partners' Capital Accounts may occur as a result of such default.

                  (d) Treatment of Management Fee. As of the first day of each fiscal quarter of the Partnership commencing after any such default, there shall be deducted from the Capital Account of each Defaulting Limited Partner (but in no event from the Capital Accounts of the non-defaulting Limited Partners) an amount equal to the Management Fee that would have been due in accordance with Section 8.3 on the unpaid portion of the original Capital Commitment of such Defaulting Limited Partner and the amount so deducted shall be paid to the General Partner in lieu of the Management Fee which would otherwise be due on such unpaid Capital Commitment. The General Partner, in its discretion may defer payment of such amount. Any amounts so deferred shall accrue interest at the rate of twelve percent (12%) per annum and shall be charged solely to the Capital Account of the Defaulting Partner. No Distribution shall be made to a Defaulting Limited Partner until all amounts due the General Partner under this paragraph (e) shall have been paid in full unless payment thereof shall have been deferred by the General Partner, in its discretion. No special allocation of expenses to the Defaulting Partner shall be made, and no interest on deferred management fee amounts shall accrue, to the extent that these allocations (or accruals and related allocations) would cause the Defaulting Partner's Capital Account to be reduced below zero.

                  (e) Option Repurchase Remedy. Further, the General Partner, in its sole discretion, may elect to exercise the provisions of this Section 3.6(e) in respect of any Defaulting Partner, such that the non-defaulting Limited Partners (the "Optionees") and the General Partner together shall have the right and the option, but not the obligation, to acquire the remaining Partnership Interest, as adjusted to reflect any penalty amounts under Section 3.6(c) above, of the Defaulting Limited Partner (for this purpose, the "Optionor"), as follows:

                           (i) The General Partner shall give written notice to
                  the Optionor stating that the General Partner elects to pursue the option repurchase remedy in this Section 3.6(e); and the General Partner shall notify the Optionees of the default, within twenty (20) days of the date of default by the Defaulting Limited Partner. Such notice shall advise each Optionee of the portion and the price of the Optionor's Interest available to it. The portion available to each Optionee shall be that portion of the Optionor's Interest that bears the same ratio to the Optionor's entire Interest as each Optionee's Capital Contributions bears to the aggregate Capital Contributions of all Optionees (before the default). The aggregate price for the Optionor's Interest shall be the lesser of (A) the amount of the Optionor's Capital Account calculated as of the due date of the additional contribution and adjusted to reflect (1) the allocation of the appropriate proportion of the Partnership's unrealized gains and losses as of the due date of such defaulted contribution and (2) the deduction of the penalty amount pursuant to Section 3.6(c), or
                  (B) the aggregate amount of the Optionor's Capital Contributions actually made less any Distributions (valued at their Carrying Value on the date of Distribution) on or prior to such due date, as adjusted to reflect any penalty amounts under Section 3.6(c) above. The price for each Optionee shall be prorated according to the portion of the Optionor's Interest purchased by each such Optionee. The option granted hereunder shall be exercisable at any time within twenty (20) days of the date of the notice from the General Partner to the Optionees by delivery to the Optionor in care of the General Partner of a notice of exercise of option together with a non-recourse promissory note for the purchase price and a security agreement in accordance with subsection (v) below, which notice and documents the General Partner shall forward to the Optionor.

                           (ii) Should any Optionee not exercise its option
                  within said twenty (20) day period, the General Partner immediately shall notify the other Optionees who have elected to exercise their option, which Optionees shall have the right and option ratably among them to acquire the portion of the Optionor's Interest not so acquired (the "Remaining Portion") within ten (10) days of the date of the notice specified in this subsection (ii) on the same terms as provided in subsection (i).

                           (iii) The amount of the Remaining Portion not
                  acquired by the Optionees pursuant to subsection (ii) may be acquired by the General Partner within ten (10) days of the expiration of the ten (10) day period specified in subsection
                  (ii) on the same terms as set forth in subsection (i); provided, however, that the General Partner shall not be obligated to make the additional contributions otherwise due from the Optionor with respect to the Remaining Portion so acquired.

                           (iv) The amount of the Remaining Portion not acquired
                  by the Optionees and the General Partner pursuant to subsections (ii) or (iii) may, if the General Partner deems it in the best interest of the Partnership, be acquired by the Partnership or sold by the General Partner to any other investor of quality, net worth and standing comparable to the other Limited Partners, on terms not more favorable to such parties than those applicable to the Optionees' option, and upon the consent of the General Partner, any such third party purchaser may become a Limited Partner to the extent of the interest purchased hereunder.

                           (v) The price due from each of the General Partner
                  and the Optionees shall be payable by a non-interest bearing, non-recourse promissory note (in such form as the General Partner shall designate) due upon final liquidation of the Partnership. Each such note shall be secured by the portion of the Optionor's Partnership interest so purchased by its maker pursuant to a security agreement in a form designated by the General Partner and shall be enforceable by the Optionor only against such security.

                           (vi) Upon exercise of any option hereunder, each
                  Optionee (and, if applicable, any third party purchaser shall be obligated (A) to contribute to the Partnership that portion of the additional capital then due from the Optionor equal to the percentage of the Optionor's Interest purchased by such person and (B) except as otherwise provided in subsection
                  (iii), to pay the same percentage of any further contributions otherwise due from such Optionor on the date such contributions are otherwise due. Each person who purchases a portion of the Optionor's Partnership Interest shall be deemed to have acquired such portion as of the due date of the additional Capital Contribution with respect to which the Optionor defaulted, and any distributions made after the due date on account of the Optionor's Interest shall be distributed among such purchasers (and, unless the entire Interest was purchased, the Optionor) in accordance with their ultimate respective interests in the Optionor's Interest. Distributions otherwise allocable to the Optionor under the preceding sentence shall first be used to offset any defaulted Capital Contribution of the Optionor still due to the Partnership.

                           (vii) Upon completion of any transaction hereunder,
                  the General Partner shall cause Schedule I to be amended to reflect all necessary changes resulting therefrom including, without limitation, admission of a purchaser as a Limited Partner, and adjustment of Capital Account balances, Capital Commitment amounts and Capital Contributions as of the date of the Optionor's default to reflect the acquisition from Optionor of the appropriate pro rata portion of each such item (including, if applicable, the reduction of aggregate Capital Commitments and resulting adjustment of Capital Contributions in connection with any acquisition of any Remaining Portion by the General Partner pursuant to subsection (iii)). The purchase and transfer of the Partnership Interest of the Optionor shall occur automatically upon exercise by any Optionee or the General Partner of its option hereunder, without any action by Optionor.

                  (f) Reservation of Rights and Remedies. No right, power or remedy conferred upon the General Partner in this Section 3.6 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred in this
Section 3.6 or now or hereafter available at law or in equity or by statute or otherwise for the benefit or on behalf of the Partnership relative to any Defaulting Limited Partner. The General Partner is authorized to exercise its discretion as to the appropriate remedy and course of action to be taken, and to enforce any and all such remedy or course of action by and on behalf of the Partnership. No course of dealing between the General Partner and any Defaulting Limited Partner and no delay in exercising any right, power or remedy conferred in this Section 3.6 or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy.

         4. DISTRIBUTIONS.

         4.1. Limitations on Distributions. No distribution will be made to any Partner if and to the extent that such distribution would not be permitted under Sections 17-607(a) of the LP Act or if, in the determination of the General Partner, after giving effect to such distribution the assets of the Partnership would be insufficient to satisfy the liabilities or obligations of the Partnership to persons other than the Partners. Except for the Distributions as otherwise expressly provided for in Sections 4.2 through 4.6, no Partner shall have the right to withdraw any amount from its Capital Account or otherwise to demand and receive any distributions from the Partnership.

         4.2. Timing of Distributions. The General Partner generally will endeavor to cause the Partnership to make Distributions to each Partner in the respective amounts of Net Income distributable to such Partner during such year by April 30 of the year following the year of the date of any allocation of Net Income pursuant to paragraph (a) of Section 3.2; provided, however, that (i) the General Partner will use its reasonable efforts to distribute cash proceeds from the disposition of any Portfolio Investment within forty-five (45) days after the Partnership's receipt thereof, and (ii) until the third (3rd) anniversary of the date of this Agreement, the General Partner, in its discretion, in accordance with the Investment Guidelines may determine not to make any such Distributions in respect of Net Income and may elect to retain and reinvest some or all of such distributable amounts in accordance with the Investment Guidelines in Section 5.1(a)(iv) below.

         4.3. Distributions. The General Partner, at any time in its discretion, may cause the Partnership to make Distributions to the Partners from their Capital Accounts, subject to Section 4.2. Each Distribution pursuant to Section
4.2 and this Section 4.3 shall be apportioned among the Partners as follows:

                           (i) First, to all Partners in proportion to their
                  respective Priority Return Amounts until each Partner (other than any Defaulting Limited Partner) has received aggregate Distributions equal to such Partner's Priority Return Amount;

                           (ii) Second, to all Partners in proportion to their
                  respective 7% Distribution Preferences until each Partner (other than any Defaulting Limited Partner) has received aggregate Distributions equal to such Partner's 7% Distribution Preference;

                           (iii) Third, 100% to the General Partner until the
                  General Partner has received Distributions made pursuant to this 4.3(iii) equal in the aggregate to 20% of all distributions made pursuant to 4.3(ii) and this 4.3(iii) since the inception of the Partnership; and

                           (iv) Thereafter, 80% to all Partners in proportion to
                  their respective Capital Contributions and 20% to the General Partner.

         4.4. Final Distribution. The Final Distribution shall be made in accordance with the provisions of Section 11.3.

         4.5. Tax Distributions.

                  (a) General. The General Partner shall use reasonable efforts to cause the Partnership to distribute in cash to each Partner, either during such Fiscal Year or within ninety (90) days after the close of such Fiscal Year, an amount equal to the aggregate Federal and state income tax liability such Partner would have incurred as a result of the Net Income for such Fiscal Year allocated to such Partner and reflected in the Partnership Return filed or to be filed for such Fiscal Year, calculated as follows: as if (i) such Partner was a natural person resident in the state with the highest applicable state income tax rate; (ii) such Partner was taxable at the maximum rates provided under applicable Federal and state income tax laws; and (iii) as if allocations from the Partnership were the sole source of income and loss for such Partner for such year. Such tax distribution amount will be reduced by the amount of all Distributions made to such Partner since the commencement of such Fiscal Year (other than Distributions required under this Section 4.5 in respect of the preceding Fiscal Year) in order that the amount of any such tax distributions will not have the effect of increasing the overall amount of distributions to the Partners under Section 4.3 with respect to any Fiscal Year.

                  (b) Special General Partner Tax Distributions. The Partnership may make Distributions to the General Partner during any Fiscal Year to enable the members of the General Partner to satisfy their liability to make estimated tax payments with respect to such Fiscal Year or the preceding Fiscal Year based on calculations of the General Partner's hypothetical estimated tax liability made pursuant to paragraph (a) of this Section 4.5 as of such dates as the

General Partner in its sole discretion may determine; provided, however, that:
(i) if the aggregate amount of Distributions under this Section 4.5 made to the General Partner with respect to any Fiscal Year exceeds the amount distributable to the General Partner with respect to such Fiscal Year, calculated as of the end of such Fiscal Year pursuant to paragraph (a), the Partnership shall treat such excess amount as an advance against the General Partner's distributive share of Partnership income and the General Partner shall return such excess to the Partnership without interest within ten (10) days following determination by the Partnership that such excess distributions have been made; and (ii) the Capital Account of the General Partner shall not be reduced by any amounts treated as advances made to the General Partner pursuant to this paragraph (b) during any Fiscal Year, but shall be reduced as of the end of such Fiscal Year by an amount equal to the aggregate of all such amounts treated as advances, reduced by any part of such advances returned to the Partnership by the General Partner pursuant to the preceding clause (i) of this paragraph (b).

         4.6. Distributions of Cash or Securities. Distributions may be made in cash or Securities or other assets of the Partnership, at the discretion of the General Partner, subject to the other provisions of this Section 4.6. The General Partner will use its reasonable efforts to make all distributions to Partners in the form of cash or Marketable Securities until such time as the Partnership commences liquidation.

                  (a) Guidelines. The General Partner shall give the Partners at least five (5) business days' prior written notice of any proposed Distribution in kind of Securities or other assets. In the case of a Distribution which in whole or in part consists of Securities or other assets: (i) the amount of such Distribution shall be the sum of the amount of any cash distributed plus the Carrying Value of the Securities and other assets distributed, as of the close of business on the valuation date, as determined by the General Partner in accordance with the provisions of Section 4.7; and (ii) such Securities or other assets shall be deemed to have been sold for such value at the close of business on such valuation date and the amount of any gain or loss which would have been realized upon a sale for such value shall be deemed to have been realized and recognized at such time for the purpose of determining Net Income or Net Losses for the Fiscal Period immediately preceding such valuation date. The General Partner shall distribute such Securities or other assets as soon as practical after such valuation date. Each Distribution of Securities shall be made to the Partners in proportion to the amount each is receiving in the Distribution pursuant to Section 4.3.

                  (b) Restrictions. The General Partner may cause the certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on transfer as may be reasonably necessary or appropriate, including legends as to applicable Federal or state securities law or other legal or contractual restrictions, and may require each Limited Partner to agree in writing: (i) that such Securities will not be transferred except in compliance with such restrictions and (ii) to such other matters as the General Partner may deem necessary or appropriate.

                  (c) Limitations on In Kind Distributions. Prior to the termination of the Investment Period or, if earlier, the date of the Final Distribution, or otherwise unless consented to by a Majority in Interest of the Limited Partners, the General Partner will not distribute Non-Marketable Securities unless: (i) the issuer of such Securities is a reporting company under the Securities Exchange Act of 1934, as amended, and such issuer has, or has agreed to make, adequate current public information with respect to the issuer to comply with Rule 144 of the Securities and Exchange Commission; (ii) in the case of an issuer which has publicly traded equity Securities, not more than 50% of the Limited Partners are entitled to cause such Securities to be registered on demand and sold pursuant to an effective registration statement filed by such issuer pursuant to the Securities Act of 1933, as amended; (iii) the holders of such Securities are the beneficiaries of rights pursuant to valid contracts, charter or otherwise entitling them to "put" such Securities for purchase or redemption by such issuer or other financially capable third party at market equivalent pricing; (iv) such Securities represent a debt claim or other self liquidating contract right; or (v) such Securities are otherwise readily salable to an identifiable purchaser or class of purchasers, in the reasonable judgment of the General Partner, at the Carrying Value by the holders thereof or convertible or exchangeable for a Marketable Security.

                  (d) Bank Partner Provisions. If, at any time, any Bank Regulated Partner notifies the General Partner that: (i) its holdings of any Security from a distribution in kind by the Partnership, combined with the ownership of securities of the same Portfolio Entity by such Bank Regulated Partner and its Affiliates, results in aggregate ownership by such Bank Regulated Partner and its Affiliates of an amount of securities of such Portfolio Entity in excess of that permitted by the Bank Holding Company Act of 1956; and (ii) despite their best efforts, such Bank Regulated Partner and its Affiliates are unable to sell such securities of such Portfolio Entity owned by them other than through the Partnership, then the General Partner shall take such steps as it deems reasonable, which steps are equitable to all Limited Partners, so as to avoid such excessive ownership attributable to the Bank Regulated Partner.

                  (e) Modification for Regulatory Matters. Notwithstanding any other provision of this Agreement, in the event of a distribution in kind of any Securities or other asset that would cause a Limited Partner to own or control an equity interest in a Portfolio Company that exceeds the amount that such Limited Partner may lawfully own or control, then, upon written notice to the General Partner by such Limited Partner prior to the date of such distribution,
(i) the Partners not so affected shall receive their shares of such Securities or other asset in kind; (ii) the Capital Accounts of the Partners shall be adjusted in the same manner as if the entire distribution of such Securities or other asset had been made in kind; and (iii) to the extent practicable, the General Partner shall be authorized to sell the affected Limited Partner's share of such Securities or other asset on behalf of such Limited Partner and distribute the proceeds of such sale, net of all expenses attributable to such sale, to such Limited Partner in cash.

         4.7. Determination of Carrying Value.

                  (a) Guidelines. The Carrying Value of Marketable Securities shall be determined in accordance with the following guidelines which shall be interpreted and applied in the good faith determination of the General Partner:
(i) for purposes other than valuation in connection with a Distribution, their last sales price on the last trading day on which such Securities were traded immediately preceding the date of determination on the largest national securities exchange (measured by dollar volume of transactions in all Securities traded thereon) on which such Securities shall have traded, or, if available, such sales price on the consolidated tape; (ii) for purposes of a valuation in connection with a Distribution, the average of their last sales price on the five (5) most recent trading days on which such Securities were traded immediately preceding the date of determination on the largest national securities exchange

(measured by dollar volume of transactions on all Securities traded thereon) on which such Securities shall have been traded, or if available, such sales price on the consolidated tape; or (iii) if neither determination referred to in clauses (i) or (ii) can be made, for purposes other than valuation in connection with a Distribution, the last closing "bid" price on the last trading day on which such Securities were traded immediately preceding the date of determination, or for purposes of a valuation in connection with a Distribution, the average of the last closing "bid" price on the five (5) most recent trading days on which such securities were traded immediately preceding the date of determination; provided, however, that if such Marketable Securities are subject to a restriction on transfer, the General Partner, in good faith and with the consent of the Advisory Committee, shall discount such sales or "bid" prices 4% to 20% depending on the nature of such restriction.

                  (b) General Partner Authority. Except in connection with a Distribution or any revaluation of the Partnership's assets, which shall be governed by paragraph (c) of this Section 4.7, the General Partner shall establish the Carrying Value of Non-Marketable Securities at cost; provided, however, that the General Partner may revalue such Non-Marketable Securities in accordance with said paragraph (c) if a good faith basis for such redetermination exists.

                  (c) Advisory Committee Review. The Advisory Committee shall have the authority (but not the obligation) to review the methodology used for any valuation of Non-Marketable Securities made for the purpose of making any Distribution or any revaluation of the Partnership's assets. Any valuation issues of Non-Marketable Securities which are not addressed by or in accordance with such reviewed methodology shall be made by the General Partner with the consent of the Advisory Committee. If either: (i) the Advisory Committee shall object to any such methodology or other valuation or (ii) any such methodology or other valuation reviewed by the Advisory Committee shall be objected to in writing by a Majority in Interest of the Limited Partners, then the General Partner will obtain an appraisal of the value of such Non-Marketable Securities by an independent investment banking, accounting or financial consulting firm selected by the General Partner and approved by the Advisory Committee in its reasonable discretion. Any such appraisal shall be an expense of the Partnership under Section 8.2 and shall be binding on all Partners.

         4.8. Withholding Taxes.

                  (a) General. The Partnership at all times shall be entitled to make payments required to discharge any obligation of the Partnership to withhold or make payments to any governmental authority with respect to any United States Federal, state or local tax liability or any other tax liability of any Limited Partner liable for such taxes arising out of such Limited Partner's interest in the Partnership. Any amount withheld for the payment of any such tax liability from a Distribution to a Limited Partner shall be deemed to be a Distribution to that Limited Partner made as of the time the withheld amount would have actually been distributed and shall reduce the amounts actually distributed. Any amounts paid by the Partnership for any such tax liability, but not withheld from a Distribution, shall be deemed to be an interest-free advance made by the Partnership to such Limited Partner and shall not be deemed to be a Distribution to such Limited Partner under this Agreement. Amounts treated as advances to any Limited Partner under this Section 4.8 shall be repaid by such Limited Partner to the Partnership within thirty (30) business days after the Partnership delivers a written request to such Limited Partner for such payment, which notice will be delivered promptly by the General Partner;

provided, however, that if any such repayment is not made, the Partnership may (without prejudice to any other rights of the Partnership) collect such unpaid amounts from any Distribution that otherwise would be made to such Limited Partner. Notwithstanding any other provisions of this Agreement, in the event the Partnership fails to withhold any taxes in respect of any Limited Partner when required to do so (including as a result of any change in law or interpretation thereof or otherwise), any liability incurred by the Partnership (including interest but excluding any penalties) as a result of such failure shall be borne solely by such Limited Partner (and charged to such Partner's Capital Account) or, in the event that: (i) the Partnership shall no longer exist or such Limited Partner's Capital Account shall not be adequate for such purpose and (ii) any such liability shall have been paid by the General Partner, then such Limited Partner shall, promptly upon notice thereof, reimburse the General Partner for any such payment.

                  (b) Operational Rules. The General Partner, after consulting with the Partnership's accountants or other advisers, shall determine the amount (if any) of any tax liability attributable to any Partner taking into account any differences in the Partners' status, nationality or other characteristics. Any such determination regarding the amount of tax liability attributable to particular Partners shall be based on the manner in which the jurisdiction imposing the related tax would attribute that tax liability and, in making any such determination, the General Partner shall be entitled to treat any Partner as ineligible for an exemption from or reduction in rate of such foreign tax under a tax treaty or otherwise except to the extent that such Partner provides the General Partner with such written evidence (including but not limited to forms or certificates executed by its managers and/or beneficial owners) as the General Partner or the relevant tax authorities may require to establish such Partner's (or some or all of its beneficial owners') entitlement to such exemption or reduction. The intent of this Section 4.8(b) is to ensure, to the maximum extent feasible, that the burden of any taxes withheld at the source or paid by the Partnership is borne by those Partners to which such tax obligations are attributable, and this Section 4.8(b) shall be interpreted and applied accordingly.

         4.9. General Partner's Obligation to Return Excess Distributions.

                  (a) Amount; Timing of Determination. If, as of the determination date of the Partnership's Final Distribution, (i) the General Partner has received Distributions in an aggregate amount in excess of 20% of the Partnership's Cumulative Net Income or (ii) the General Partner has received any Distributions and there is a shortfall between the aggregate Distributions made to the Limited Partners from the inception of the Partnership through such time and the full amount distributable to Limited Partners as of such time pursuant to clauses (i) and (ii) of Section 4.3, then the General Partner shall be regarded as having received "Excess Distributions" equal to the greater of the excess amount referred to in clause (i) above and the shortfall referred to in clause (ii) above, but not more than the aggregate amount of Distributions actually received by the General Partner from the inception of the Partnership through and including such date. The General Partner may elect not to receive any part or all of any distribution to which the General Partner otherwise may be entitled under the provisions of Section 4.3 and instead may distribute such amounts to and among the Partners in accordance with the provisions of clauses
(i) and (ii) of Section 4.3, and thereafter may receive in full distributable amounts to which it is then entitled under Section 4.3, from time to time and upon the reasonable determination of the General Partner, as may be deemed to be appropriate by the General Partner in light of its obligations under this
Section 4.9.

                  (b) Repayment on Liquidation. Within 100 days after the determination date of the Partnership's Final Distribution: (i) the Partnership shall make a final determination of the amount of Excess Distributions received by the General Partner and not previously returned to the Partnership; and (ii) the General Partner shall return all such remaining Excess Distributions to the Partnership, subject to the conditions and limitations set forth in the other provisions of this Section 4.9.

                  (c) Form of Repayment; Other Rules. All returns made to the Partnership pursuant to this Section 4.9 shall be in the form of cash or of Securities previously distributed to the General Partner by the Partnership during the fiscal period for which such determination of Excess Distributions is being made, valued in accordance with Section 4.7 at the time of their return.

                           (i) No amount returned to the Partnership by the
                  General Partner pursuant to this Section 4.9 shall increase the General Partner's Capital Contribution or reduce the General Partner's Subscription or remaining Capital Commitment.

                           (ii) In no event shall the General Partner be
                  required to return to the Partnership any amount greater than the excess, if any, of the total amount of distributions made by the Partnership to the General Partner as of the determination date, reduced by the sum of:

                                    (A) the aggregate amount of distributions
                           that the General Partner would have received from the Partnership if it had made all of its Contributions to the Partnership in exchange for an interest as a limited partner therein and had never owned any interest in the Partnership as a general partner,

                                    (B) the aggregate amount of tax
                           Distributions previously received by the General Partner pursuant to Section 4.5 (net of any amounts properly taken into account in the preceding clause
                           (A)), and

                                    (C) the aggregate amount (if any) previously
                           returned to the Partnership by the General Partner pursuant to this Section 4.9.

                  (d) Obligation. The General Partner hereby acknowledges and agrees that, in the event that the General Partner does not perform its obligation under this Section 4.9, each of its members shall be severally (not jointly) liable for the General Partner's obligations to return Excess Distributions pursuant to this Section 4.9, solely to the extent of their respective pro rata shares of Distributions actually received by them from the General Partner. The General Partner agrees to maintain and enforce such provisions in its Limited Liability Company Agreement for the benefit of the Limited Partners.

                  (e) Limitations. Except as provided by the Delaware Act or other applicable law or Section 4.8 (dealing with Tax Withholding), and (with respect to the General Partner) this Section 4.9 and Section 11.3, and (with respect to the Limited Partners) Section 11.3, neither the General Partner nor any Limited Partner shall be obligated at any time to repay to the Partnership all or any part of any distributions made to such Partner by the Partnership, or to make any Contribution or payment to the Partnership with respect to any deficit in such Partner's Capital Account. Nothing in this Section 4.9(e) shall affect the obligation of any Partner to contribute capital to the Partnership pursuant to the additional Capital Contributions provided for herein or to make any other payments to the Partnership otherwise required by this Agreement.

         5. MANAGEMENT.

         5.1. Investment Guidelines. The General Partner will invest the assets of the Partnership principally in companies engaged in various segments of the insurance, financial services, e-commerce and healthcare industries, including without limitation, service and technology businesses supporting such industries. Investments may be made in Securities of all types, including Marketable and Non-Marketable Securities. Any of the foregoing investments is hereinafter sometimes referred to as a "Portfolio Investment" and the issuer of such Portfolio Investment in Securities is hereinafter referred to as a "Portfolio Entity."

                  (a) Roster of Items. The General Partner shall manage the investment activities of the Partnership in accordance with the provisions of this Section 5.1 (the "Investment Guidelines"), which shall be implemented subject to the good faith interpretation of the General Partner. The Investment Guidelines can be waived upon the consent of the Advisory Committee.

                           (i) At no time shall the aggregate Portfolio
                  Investment in any Portfolio Entity exceed twenty percent (20%) of the aggregate Capital Commitments of all Partners.

                           (ii) At such times as the funds of the Partnership
                  are not used to make Portfolio Investments or to pay expenses or other obligations and commitments of the Partnership, the General Partner shall invest such funds in Short-Term Investments.

                           (iii) The General Partner, on behalf of the
                  Partnership, may enter into arrangements to borrow funds such that the total outstanding indebtedness of the Partnership at any time will not exceed $15 million. The Partnership will not use borrowed funds to make Portfolio Investments except that the Partnership may incur indebtedness to acquire Securities in a Portfolio Investment if such indebtedness arises solely with respect to and in the amount of pending Capital Contributions called by the General Partner and in any event is reasonably likely to be paid in full and retired within 90 days of incurrence by the Partnership.

                           (iv) The General Partner, in its discretion, may
                  determine to reinvest net proceeds from the sale or other disposition of Portfolio Investments, at any time during the period ending on the third (3rd) anniversary of the final closing date, in other Portfolio Investments under the Investment Guidelines; provided, however, that the amount available for reinvestment at any time shall not exceed an amount equal to the Cost of Disposed Investments.

                           (v) The Partnership will not initiate any tender
                  offer or proxy contest transaction for the purpose of changing management of a company in a "hostile" transaction formally opposed by the board of directors (or other appropriate management of such entity), except that the Partnership may acquire Securities of any issuer in the ordinary course of investment activity and may initiate, propose and participate in any plan for reorganization or change in management of a Portfolio Entity once a Portfolio Investment is made.

                           (vi) The Partnership will not invest in any other
                  pooled investment vehicle or managed investment fund, including any "fund of funds" or other vehicle as to which any person or entity is entitled to any separate fee, "carried interest" or other compensation from the Partnership.

                           (vii) The Partnership will not be engaged in the
                  short-term trading of Marketable Securities. Further, the Partnership will not make open-market purchases of a class of publicly traded Securities except in anticipation of or in direct connection with a Portfolio Investment or as a follow-on investment in a Portfolio Entity. The Partnership may make Portfolio Investments in Securities which are convertible or exchangeable into Securities of a class of Securities which are publicly traded and listed, if such transaction is negotiated directly with the issuer in a private placement transaction and as to which the Partnership acquires a meaningful position with respect to such Portfolio Entity. For this purpose a "meaningful position" means either
                  (x) a holding of at least 5% of the issuer's outstanding capital stock or (y) the right to elect or nominate a director.

                           (viii) The Partnership will not engage in market
                  arbitrage transactions but may enter into put, call, options, derivative securities and other contractual arrangements on a selected basis solely for the purposes of hedging the Partnership's Portfolio Investments.

                           (ix) The Partnership at any time will not have
                  Portfolio Investments (valued at cost) exceeding 30% of the aggregate Capital Commitments in Portfolio Entities with main offices, domiciled or otherwise conducting their main lines of business in jurisdictions outside the United States (including its territories and protectorates), the United Kingdom, Canada or Bermuda.

                           (x) The Partnership will not make any Portfolio
                  Investment in any Portfolio Entity whose principal business consists of (A) tobacco or tobacco products, (B) alcohol products, (C) the production of firearms or (D) gambling operations.

                  (b) FCC Restrictions. The Partnership will not make any Portfolio Investment in a Portfolio Entity which is a Media or Common Carrier Company (as defined herein) if and to the extent that any Limited Partner would be attributed with an ownership interest as a result of such Portfolio Investment in such Media or Common Carrier Company under the rules and written policies of the FCC ("Attribution Rules"). For purposes of this Agreement, "Media or Common Carrier Company" means any company that, directly or indirectly, has an interest which is deemed attributable under the Attribution Rules in a broadcast radio or television station, a cable televisions system, a "daily newspaper" (as such term is defined in 47 C.F.R. Section 73.3555 of the FCC's rules), a multipoint multichannel distribution system, a local multipoint distribution system, an open video system, a commercial mobile radio service or any other communications facility the operations of which are subject to regulation by the FCC under any of (i) the Communications Act of 1934, as amended; (ii) the Attribution Rules; and (iii) the rules and written polices of the FCC limiting or restricting ownership in such Media or Common Carrier Companies.

                  (c) Confidentiality. Except as otherwise expressly provided herein, including without limitation, Sections 9.2 through 9.4, the General Partner shall not be required to disclose information known by the General Partner as to Portfolio Entities or proposed Portfolio Investments and the General Partner may, in its discretion, keep such information confidential, to the extent required or deemed necessary or advisable in the good faith judgment of the General Partner, consistent with the provisions of Section 17-305 of the LP Act.

         5.2. Powers & Duties of General Partner.

                  (a) Authority. The management, operation and policy of the Partnership shall be vested exclusively in the General Partner, which shall be authorized and empowered on behalf and in the name of the Partnership by itself to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may, in its discretion, deem necessary or advisable or incidental thereto. The General Partner shall have all the rights and powers and be subject to all the restrictions and liabilities of a general partner in a partnership without limited partners.

                  (b) Specific Actions. Without limiting the general powers and duties set forth in paragraph (a) of this Section 5.2, the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership to:

                           (i) direct the formulation of investment policies and
                  strategies for the Partnership, and invest Partnership funds, in accordance with the Investment Guidelines;

                           (ii) acquire, hold, sell, transfer, exchange and
                  dispose of Securities, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Securities, including, without limitation, the voting of Securities, the approval of a restructuring of an investment in Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

                           (iii) purchase Securities for investment and make
                  such representations to the seller of such Securities, and to other persons, as the General Partner may deem proper in such circumstances, including the representation that such Securities are purchased by the Partnership for investment and not with a view to their sale or other disposition;

                           (iv) obtain on behalf of the Partnership options to
                  purchase blocks of shares in private transactions under the Program, and trade in puts, calls, futures, other derivative securities, or invest in listed options, or write options to the extent that such vehicles are used for the purpose of hedging portfolio Securities (including Securities held by the Partnership as consideration for, or upon exchange, conversion or otherwise in respect of Portfolio Investment Securities), as the General Partner deems as appropriate; provided, however, that the Partnership has a sufficient number of such type of Securities underlying the hedge in its portfolio and expected cash flows from the portfolio to cover such hedge; and provided, further, however, that no such hedge shall extend for a term greater than six months;

                           (v) open, maintain and close bank accounts and draw
                  checks or other orders for the payment of money and open, maintain and close brokerage, mutual fund and similar accounts;

                           (vi) hire consultants, attorneys, accountants,
                  actuaries and such other agents and employees for itself and for the Partnership as may be reasonably necessary or advisable, and authorize any such agent or employee to act for and on behalf of the Partnership;

                           (vii) retain any of its Affiliates to provide
                  services to the General Partner on terms that are no less favorable than terms for such services offered to or engaged in with a third party, except as otherwise approved by the Advisory Committee;

                           (viii) make any and all elections and other decisions
                  with respect to tax and accounting matters;

                           (ix) act on its own behalf and in its own name, as
                  the General Partner may determine to be reasonably necessary and appropriate to enforce or secure the powers or rights of the Partnership; and

                           (x) make and perform such other agreements and
                  undertakings as may be necessary or advisable for the carrying out of any of the foregoing powers, objects or purposes.

                  (c) Notwithstanding the foregoing provisions of this Section 5.2, the General Partner, acting on behalf of the Partnership, may not:

                           (i) buy or sell commodities;

                           (ii) buy or sell real estate; or

                           (iii) buy or sell currencies other than currencies of
                  the countries of domicile of Portfolio Entities.

                  (d) UBTI Matters. The General Partner agrees to use its reasonable efforts to avoid the realization of income of the Partnership in the form of "unrelated business taxable income" attributable to a Limited Partner that is exempt from taxation under Section 501(a) of the Code, and shall use its reasonable efforts to conduct the affairs of the Partnership so as to minimize the risk of incurring such income.

                  (e) ERISA/VCOC Matters. The General Partner shall use its reasonable efforts to ensure that the assets of the Partnership shall not be "plan assets" subject to the Employee Retirement Income Security Act of 1974 and the regulations thereunder ("ERISA"), and accordingly the General Partner shall use its reasonable efforts to operate and manage the affairs of the Partnership so as to qualify the Partnership as a "venture capital operating company" exempt from regulation as plan assets under ERISA. The General Partner and the Partnership will not have any obligations or requirements under these provisions, however, if the participation of "benefit plan" investors in the Partnership is not "significant" within the meaning of the Plan Asset Regulations of ERISA, or if such requirements of the Plan Asset Regulations no longer apply to the Partnership.

                  (f) Tax Partnership Status. The General Partner agrees that it: (i) will not cause or permit the Partnership to elect to be excluded from the provisions of Subchapter K of the Code or to be treated as a corporation for federal income tax purposes; (ii) will cause the Partnership to make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Partnership as a partnership for federal income tax purposes; (iii) will cause the Partnership to file any required tax returns in a manner consistent with its treatment as a partnership for federal income tax purposes; and (iv) has not taken, and will not take, any action that would be inconsistent with the treatment of the Partnership as a partnership for such purposes.

                  (g) Tax Matters Partner. The General Partner shall be the tax matters partner, as defined in Section 6231 of the Code, of the Partnership (the "Tax Matters Partner"). The General Partner shall receive no additional compensation from the Partnership for its services in that capacity, but all reasonable expenses incurred by the Tax Matters Partner (including professional fees for such accountants, attorneys and agents as the General Partner in its discretion determines are necessary to or useful in the performance of its duties in that capacity) shall be borne by the Partnership. The General Partner shall be entitled to exculpation and indemnification with respect to any action it takes or fails to take as Tax Matters Partner with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Partnership to the extent provided under
Article 7.

         5.3. Advisory Committee.

                  (a) Designation and Composition. An advisory committee (the "Advisory Committee"), composed of representatives of certain Limited Partners and other persons selected by the General Partner, will meet periodically, but no less often than once each year, with the General Partner and may advise the General Partner regarding the valuation of the Partnership's assets, interested party transactions and other similar actions. The Advisory Committee shall have the authority (but shall not be required) to advise and consult with the General Partner regarding the valuation of the Partnership's assets, interested party transactions and other similar actions. The General Partner and its members will not be regarded as a member of the Advisory

Committee. At all times a majority of the members of the Advisory Committee shall be representatives of Limited Partners. Initially, the members of the Advisory Committee will consist of individual representatives or designees of the Limited Partners, as indicated on Schedule I hereto. Any individual member may be removed by the action of the General Partner together with a majority of the members then serving (other than the member who is the subject of such removal). In the event of any vacancy, whether by removal, resignation or otherwise, the Limited Partner whose representative is the subject of such vacancy will be entitled to designate an alternative representative to serve as the member, with such individual to be subject to the approval of the General Partner (which shall not be withheld unreasonably or delayed unduly).

                  (b) Actions. Votes, approvals, consents, assents and other actions of the Advisory Committee shall be effective upon the action of at least a majority in number of the members of the Advisory Committee. The Advisory Committee may adopt rules, procedures and policies for the conduct of its meetings consistent with the other terms of this Agreement.

                  (c) Authority; Confidentiality. The General Partner will retain exclusive authority and responsibility for the selection of investments and the operation of the business of the Partnership, and no member of the Advisory Committee or other Limited Partner shall take part in the control of the Partnership business or have any authority or power to act for or bind the Partnership or have any liability therefor. Except as otherwise expressly provided herein, including without limitation, Sections 9.2 through 9.4, the General Partner shall not be required to disclose to the members of the Advisory Committee any information known by the General Partner as to Portfolio Entities, proposed Portfolio Investments or other aspects of the Partnership's business where the General Partner reasonably and in good faith believes that there is a contractual basis or other basis for which it is necessary to keep such information confidential, or otherwise as consistent with the provisions of
Section 17-305 of the LP Act.

         5.4. Other Business Relationships.

                  (a) General Partner and Principals. The General Partner, and its members (including the Principals), employees and Affiliates are engaged and may in the future engage, individually or with others, in other business or investment activities or business ventures, including those which may be similar to or in competition with the investments or business of the Partnership. The Principals also may provide management assistance, financial consulting, investment and asset management services, reporting and accounting, and investment banking (including merchant banking or other activities in which the Principals may act as a principal) and similar services to clients, which may include Portfolio Entities or potential Portfolio Entities. No fees for such services need be shared with the Partnership. In the event of any potential conflict of interest due to any other investment or business relationship, the General Partner will act in the manner which it reasonably and in good faith believes to be in or not opposed to the best interests of the Partnership. Obligations of fair dealing, non-disclosure of inside information and the like also may limit the Principals in acting on behalf of the Partnership.

                  (b) Other Investment Funds. Subject to the other provisions of this Agreement, the Principals may at any time organize, sponsor, invest in or otherwise enter into contracts with other limited partnerships or other entities with the same or similar investment objectives as the Partnership and in which any Principal has the same or similar kinds of responsibilities as in this Agreement; provided, however, that unless approved in advance by at least Two-Thirds in Interest of the Limited Partners, the Principals shall not form or serve as general partner or investment manager of another private U.S. investment fund that has as its investment purpose and agenda the making of private equity investments in companies substantially similar to the companies in which the Partnership invests until the earlier of
(i) the fourth anniversary of the date of this Agreement or (ii) such time as an amount equal to at least 75% of the Capital Commitments of all Partners (A) has been invested in Portfolio Investments or reserved for potential Portfolio Investments which are identified and likely to close within ninety (90) days or
(B) reserved for follow-on investments (in an amount consistent with the Partnership's historical reserves for follow-on investments) and/or (C) paid or reserved for payment of Partnership expenses and obligations, including any such investments, expenses or obligations reasonably expected by the General Partner to be funded or become due within ninety (90) days (such set of conditions being referred to as "fully invested").

                  (c) Principal Transactions. Upon the approval of the Advisory
Committee: (i) the Principals may make an investment in any Portfolio Entity in which the Partnership has invested, and the Partnership may make an investment in any entity in which a Principal has invested; and (ii) any Principal may also invest in any Portfolio Entity in which the Partnership is investing, at the same time as the Partnership invests therein and on terms not more favorable to any such Principal than those applicable to the Partnership's investment in the Portfolio Entity, unless such Principal's investment would result in a reduction of the amount of the investment which the Partnership would otherwise make.

                  (d) Related Fund Transactions. Notwithstanding anything to the contrary herein, (i) the Partnership may make an investment in any Portfolio Entity in which any Related Fund has invested, and any Related Fund may make an investment in any entity in which the Principal has invested; and (ii) any Related Fund may also invest in any Portfolio Entity in which the Partnership is investing at the same time as the Partnership invests therein. For purposes of this Section 5.4, the term "Related Fund" shall mean any limited partnership or investment fund currently managed, or to be managed in the future, directly or indirectly, by any of the Principals, Conning & Company or an Affiliate of Conning & Company.

                  (e) Related Party Transactions. The Partnership may not engage in a purchase or sale transaction of a Non-Marketable Security with a limited partnership or an investment fund which is managed or controlled by a Related Party. With regard to a Related Party which is not a limited partnership or an investment fund, the Partnership may not engage in a purchase or sale transaction of a Non-Marketable Security with a Related Party: (i) unless the Non-Marketable Security is of the same class as, or has the same rights to earnings and distributions as, a Marketable Security of the same issuer and the price for the Non-Marketable Security is determined by the price of the Marketable Security, after adjustments for illiquidity; or (ii) if otherwise, without the prior written consent of a Majority in Interest of the Limited Partners. The Partnership may not purchase securities in a Public Offering through which a Related Party is selling its holdings, unless the Securities purchased by the Partnership constitute 20% or less of the total Public Offering. For purposes of this Section 5.4 only, the term "Related Party" shall mean the General Partner and its Affiliates, and each of their respective stockholders, employees, officers, directors, and agents or, in the case of any General Partner member who is an individual, any of such person's family members, and the term "Public Offering" shall mean an offering of securities under the Securities Act of 1933, as amended.

                  (f) General Partner Disclosure. The General Partner shall devote such resources as it deems in good faith to be reasonably necessary to manage the affairs of the Partnership. Without the prior written consent of the Advisory Committee, and notwithstanding any other provision of this Section 5.4, the General Partner, the Principals and each Related Party shall not engage in any transaction with the Partnership except on terms that are no less favorable than the terms of any such transaction offered to or engaged in with a third party. The General Partner will disclose the nature and terms of any such Related Party transactions to the Advisory Committee. For purposes of this
Section 5.4, a Limited Partner shall not be deemed to be a Principal, a Related Party or an Affiliate solely by virtue of its status as a Limited Partner in the Partnership.

         5.5. Custodian. All cash and Securities of the Partnership shall be held by a custodian appointed by the General Partner, which shall be a bank or trust company with combined capital, surplus and undivided profits of not less than $100 million at the time of appointment (the "Custodian"). Any Custodian may be replaced at the discretion of the General Partner, by another Custodian meeting the requirements of this Section 5.5, and the General Partner shall promptly notify the Limited Partners of such replacement.

         5.6. Key Person Trigger Event.

                  (a) Event Occurrence. The failure of (i) any four of the Principals or (ii) John B. Clinton and any two other Principals to be active in the affairs of the Partnership in the capacity of investment managers of the General Partner during the Investment Period shall constitute a "Key Person Trigger Event." For purposes of this provision, "failure to be active in the affairs of the Partnership" with respect to any Principal shall mean the failure of such Principal to devote all or a substantial portion of such Principal's business time and efforts as a manager of the General Partner. The General Partner shall provide written notice to all Partners promptly after the occurrence of any Key Person Trigger Event.

                  (b) Suspension Period. Immediately upon the occurrence of such Key Person Trigger Event, the General Partner: (i) shall cause the Partnership to cease making any new Portfolio Investments other than a proposed Portfolio Investment to which the Partnership made a commitment evidenced in writing setting forth the significant terms in definitive form prior to the date of such Key Person Trigger Event or any follow-on investment that the General Partner determines is advisable to make in order to preserve the Partnership's rights and economic benefits of an existing Portfolio Investment; (ii) shall cause the Partnership not to commit to any new proposed Portfolio Investment unless such commitment explicitly is made dependent upon the separate approval of a Majority in Interest of the Limited Partners; (iii) shall not make (and no Partner shall be obligated to pay) any Capital Contributions in respect of any new or proposed Portfolio Investments; (iv) shall use its reasonable best efforts to manage the ownership, conversion, disposition and distribution of the Partnership's assets so as to preserve the value of the Partnership's assets; and (v) shall be authorized to make (and each Partner shall be obligated to pay) Capital Contributions solely to the extent necessary to support the investment activities permitted in the preceding clause (i) and to satisfy current outstanding Other Expenses and liabilities or obligations of the Partnership to third parties (collectively, the "Suspension Period Restrictions").

                  (c) Restart Consent. Within sixty (60) days of the occurrence of the Key Person Trigger Event, the General Partner will deliver written notice to the other Partners or call a meeting of the Partners in order to disclose the steps that the General Partner has taken and/or intends to take in order to continue with management of the investment activities of the Partnership, which may include the replacement of one or more Principals or an alternative plan of management. The Suspension Period Restrictions shall terminate immediately only upon the consent of a Majority in Interest of the Limited Partners, to such effect, at which time the General Partner shall resume and continue to manage the full investment activities of the Partnership, including without limitation, the making of new Portfolio Investments and Capital Contributions for any and all Partnership purposes.

                  (d) No Restart Consent. If the Limited Partners do not so consent to the termination of the Suspension Period Restrictions within sixty
(60) days of the date of the aforementioned General Partner's notice or meeting, then the General Partner may either (i) continue to manage the activities of the Partnership as set forth in this Agreement subject to the Suspension Period Restrictions or (ii) elect to terminate the Partnership and manage the activities of the Partnership as set forth in Article 11.

         6. MATTERS AMONG PARTNERS.

         6.1. Liability of General Partner.

                  (a) Basic Standard of Care. The General Partner, each of its employees, affiliates, officers, directors and agents from time to time and the Principals shall not be liable to the Partnership or any Partner for any action or omission taken or suffered by any Principal which does not constitute a breach of any fiduciary duty owed by such Principal and is taken or suffered in good faith and in the belief that such action or omission was in or was not opposed to the best interests of the Partnership; provided, however, that such action or omission was not a material violation of this Agreement and did not constitute gross negligence, willful misconduct, fraud or a material violation of law and that such acts or omissions do not constitute a knowing failure to comply with the LP Act such that the liability of any of the Limited Partners for the liabilities of the Partnership may exceed their Capital Contributions. None of the General Partner or the Principals shall be liable to the Partnership or any Partner for any act or omission of any other party other than a Principal, nor shall any Principal (in the absence of gross negligence, willful misconduct, fraud, a material violation of this Agreement or a material violation of law by such Principal) be liable to the Partnership or any Partner for any act or omission of any employee or agent of the Partnership where reasonable care was exercised in their appointment, supervision and retention. Except as otherwise provided in this paragraph (a), neither the General Partner nor any Principal shall be liable to the Partnership or any Partner for any mistake of fact or judgment in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

                  (b) Not Liable for Return. Except as otherwise expressly provided in paragraph (a) of this Section 6.1, neither the General Partner nor any Principal shall be liable for the return of all or any portion of any Limited Partner's Capital Contributions.

         6.2. Liability of Limited Partners. Except as may be otherwise provided by law, the liability of each Limited Partner is limited to its Capital Commitment, and nothing in this

Agreement shall remove, diminish or affect such limitation. If a Partner has received the return of any part of its Capital Contributions, the Partner may continue to be liable to the Partnership for the amount of the returned Capital Contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership, and as otherwise provided under the LP Act or Section 11.3.

         6.3. No Obligation to Restore Negative Capital Account. Except as otherwise provided for by law or by Section 11.3, no Partner shall have any obligation at any time to contribute any funds to restore any negative balance in its Capital Account.

         6.4. Actions of Partners; Bank Regulated Partner Voting Percentage. The Partners hereby agree and acknowledge that any vote, consent, approval or other action to be taken by or on behalf of the Limited Partners hereunder shall be valid and effective for all purposes hereunder upon the taking of such action at a meeting or as evidenced in writing by or on behalf of Limited Partners representing at least the requisite percentage in Interest of all Limited Partners eligible and entitled to act with regard to such matters, based upon their relative Limited Partner Percentages at the time such action is to be taken; provided, however, that for such purposes any Bank Regulated Partner shall be deemed at all times to have a Limited Partner Percentage equal to the lesser of (i) 4.9% or (ii) its actual Limited Partner Percentage. Further, with respect to any action by the Partners: (x) any Limited Partner who is the subject of such action or against whom such action is to be enforced separate or apart from other Limited Partners on behalf of the Partnership as a whole, shall be excluded from taking any such action; (y) any Affiliate of the General Partner, to the extent it holds a Limited Partner Interest, shall be excluded from such action; and (z) no Bank Regulated Partner shall take part in action regarding the admission, removal or approval of replacement of the General Partner under Section 10.2 and as otherwise referred to in this Agreement.

         6.5. Bank Regulatory Matters.

                  (a) No "Control" Presumption. No Bank Regulated Partner shall be required to make any Capital Contribution to the Partnership to the extent that such contribution would result in such Bank Regulated Partner contributing more than 24.99% of all capital contributed to the Partnership, if such Bank Regulated Partner shall obtain an opinion of counsel (which counsel and opinion shall be reasonably acceptable in form and substance to the General Partner) to the effect that such contribution would cause such Bank Regulated Partner to violate Regulation Y or otherwise causes a Bank Regulatory Problem.

                  (b) Adjustment. Anything contained in this Agreement to the contrary notwithstanding, any Bank Regulated Partner may elect to withdraw partially from the Partnership but only to the extent necessary to provide that the Interest of such Bank Regulated Partner in the Partnership shall not exceed 24.99%, if such Bank Regulated Partner shall obtain an opinion of counsel (which counsel and opinion shall be reasonably acceptable in form and substance to the General Partner) to the effect that, as a result of Regulation Y, such partial withdrawal of the Interest such Bank Regulated Partner from the Partnership to the extent described above is required to enable such Limited Partner to comply with Regulation Y or otherwise to avoid a Bank Regulatory Problem is necessary.

                  (c) Partial Withdrawal Remedy. Any such Bank Regulated Partner partial withdrawal of Interest shall be effective at the end of the fiscal quarter in which such election occurs. Upon the partial withdrawal of any Bank Regulated Partner, either the remaining Partners or the Partnership, within sixty (60) days after the effective date of such Bank Regulated Partner withdrawal, shall purchase from the Bank Regulated Partner that amount of such Bank Regulated Partner's Interest corresponding to such Limited Partner's partial withdrawal at the price determined below. The purchase price to be paid for such Bank Regulated Partner's withdrawal Interest shall be the fair market value thereof as reflected in its Capital Account, determined as if all assets of the Partnership had been sold for their Carrying Values, all Partnership liabilities satisfied (to the extent feasible) and the resulting income, gains and losses to the Partners' Capital Accounts in accordance with Section 3.1 of this Agreement.

                  (d) Payments. All payments made to a withdrawing Bank Regulated Partner pursuant to this Section 6.5 may be made (i) in cash or (ii) in the form of other consideration mutually acceptable to such Bank Regulated Partner and the General Partner. If and to the extent that any of the consideration consists of Securities, the General Partner and the Bank Regulated Partner shall apply the provisions of Sections 4.6(d) and (e) to determine the acceptability of such Securities as in-kind consideration.

                  (e) Election Out. Upon issuance of the regulations implementing the "merchant banking activities" provisions of amended Section 4(k)(4)(H) of the Bank Holding Company Act, any Bank Regulated Partner may irrevocably elect, by providing written notice to the General Partner, not to be governed by this Section 6.5 because such Limited Partner or an Affiliate has elected to be treated as a "financial holding company" under the Financial Services Act of 1999 (the Gramm-Leach-Bliley Act of 1999).

                  (f) Modification; Definitions. This Section shall not be amended without the consent of each of the Bank Regulated Partners. For purposes of this Section 6.5 the following defined terms apply:

"Bank Holding Company Act" means the Bank Holding Company Act of 1956, as amended (12 U.S.C. 1843(c)(8)), including the Financial Services Act of 1999.

"Bank Regulated Partner" means each Limited Partner that is (or is an Affiliate of a bank holding company that is) subject to the provisions of Regulation Y.

"Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System (C.F.R. Part 225) or any successor to such Regulation.

"Bank Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any Bank Regulatory Partner believes that there is a significant risk of such assertion) that such Bank Regulated Partner is not entitled to own, hold, or exercise any material right with respect to all or any portion of the interest in the Partnership which such Partner holds or (ii) when a Bank Regulated Partner and its affiliates would own, control or have power (including voting rights) over a greater quantity of securities of any kind than are permitted under any requirement of any governmental rule or regulation directly applicable to the investment activities of such Bank Regulated Partner in its capacity as a Limited Partner.

         6.6 Exclusions from Investments.

                  (a) Request for Exclusion. If participation by a Bank Regulated Partner in a Portfolio Investment would result in a Bank Regulatory Problem, and such Bank Regulated Partner provides the General Partner with a written opinion of counsel to that effect, such Bank Regulated Partner may request to be excused from making payment of its capital contributions in respect of such Portfolio Investment (an "Excused Partner") and shall be excluded from participating in Partnership profits, losses and distributions attributable to such investment (the "Excluded Investment"). Any such request shall be submitted to the General Partner in writing, accompanied by the opinion of counsel, within five (5) business days after the receipt by the Bank Regulated Partner of the Capital Contribution call notice with respect to such proposed Portfolio Investment.

                  (b) Effect of Exclusion. If a Bank Regulated Partner is an Excused Partner with respect to any Portfolio Investment, then, notwithstanding any other provision of this Agreement, the following provisions shall be applied:

                           (i) The Capital Commitment of the Excused Partner
                  shall not be reduced by such Excused Partner's share of any Capital Contributions called for by the Partnership to make such Excluded Investment;

                           (ii) Such Excused Partner shall receive no
                  allocations of items of income, gain, loss, deduction or expense attributable to that Excluded Investment and no Distributions attributable to that Excluded Investment (i.e., it shall be entitled to no economic returns from, and to the maximum extent feasible shall suffer no economic detriment attributable to, the Partnership's participation in that Excluded Investment);

                           (iii) For purposes of determining the General
                  Partner's "carried interest" attributable to Portfolio Investments made (in part) with such Excused Partner's paid-in Capital Contributions, and the General Partner's obligation to return Excess Distributions to such Excused Partner: (A) such Excused Partner and the General Partner shall be treated as partners in a separate "sub-partnership" with aggregate Capital Commitment and Capital Contributions equal to the Excused Partner's revised Capital Commitment and Capital Contributions plus a proportionate share of the General Partner's actual Capital Commitment and Capital Contributions, and (B) all calculations of the General Partner's carried interest shall be made separately, in accordance with the relevant provisions of the Agreement, with respect to this sub-partnership;

                           (iv) The amount of Expenses attributable to this
                  sub-partnership shall be equal to the Expenses attributable to the Portfolio Investments held by that sub-partnership, determined as follows: (A) all Expenses incurred solely as a result of making, holding or disposing of a particular Portfolio Investment (e.g., indemnification expenses for claims arising out of that Portfolio Investment) shall be deemed to be attributable to that Portfolio Investment; (B) all other Expenses (excluding Expenses attributable to the Management Fee) shall be apportioned among (and shall be deemed to be attributable to) all Portfolio Investments in proportion to the Capital Contributions used to acquire such Portfolio Investments; and
                  (C) the General Partner shall determine the amount of Capital Contributions used to acquire each Portfolio Investment, and shall recalculate periodically the amount of Expenses attributable to each Portfolio Investment as additional Expenses accrue, in each case in a reasonable and consistent manner;

                           (v) The Management Fee payable by the Partnership
                  shall not be reduced as a result of any reduction in Capital Commitments occurring pursuant to this Section 6.6, and each Limited Partner (including each Excused Partner) shall bear the economic impact of its proportionate share (based on its relative Capital Commitment and without regard to any reduction occurring pursuant to this Section 6.6) of the aggregate amount of the Management Fee expense allocated to all Limited Partners under this Agreement. The General Partner is authorized to allocate Expenses attributable to payments or accruals of the Management Fee to the sub-partnership referred to in Section 6.6(b)(iii) and (iv) and, within such sub-partnership, between the General Partner and any Excused Partners, in such manner as the General Partner reasonably determines is necessary or advisable to implement the Partners' economic agreement as set forth in the preceding sentence;

                           (vi) No Bank Regulated Partner which has become an
                  Excused Partner pursuant to Section 6.6 shall be required to make any additional Capital Contributions to the Partnership with respect to such Portfolio Investment, but the General Partner shall adjust Partnership allocations to and within such sub-partnership to ensure, to the extent feasible, that such Excused Partner bears the economic burden of any Management Fee expense attributable to such Excused Partner's Capital Commitment (determined without regard to any reduction thereof);

                           (vii) To the maximum extent feasible, except as
                  explicitly provided in Sections 6.6(b)(i) through (vi), the amounts of Net Income or Net Losses allocable to, and the Distributions made to, the Partners other than the Excused Partner shall not be affected by the special arrangements between the General Partner and the Excused Partner contemplated by this Section 6.6; and

                           (viii) With respect to Capital Contribution calls
                  after an Excused Investment, the General Partner may determine individual Partner Capital Contribution amounts on a pro rata basis relative to the outstanding or unused Capital Commitments of all Partners.

         7. INDEMNIFICATION.

         7.1. General. The General Partner, each Principal, each member of the Advisory Committee, and each of their respective partners, members, managers, employees, affiliates, officers, directors and agents from time to time (each an "Indemnitee") shall be and hereby are: (i) indemnified and held harmless by the Partnership and (ii) released by the Partners, from and against any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether civil or criminal, actual or threatened (collectively, "Liabilities"), whether judicial, administrative, investigative or otherwise, of any nature whatsoever, known or unknown, liquidated or unliquidated which Liability or Liabilities arise out of the conduct of the business or affairs of the Partnership by the respective Indemnitee or otherwise relate to this Agreement, including, without limitation, any Liability of any nature whatsoever resulting from an Indemnitee serving as a member of the Board of Directors of any Portfolio Entity; provided, however, that the satisfaction of any indemnification and holding harmless shall be from and limited to assets of the Partnership and no Limited Partner shall have any personal liability on account thereof; and provided, further, that an Indemnitee shall not be entitled to indemnification and release hereunder only if it shall have been determined by a court of competent jurisdiction that: (x) such Indemnitee did not act in good faith and in the reasonable belief that the Indemnitee's action was in accordance with such Person's obligations to the Partnership or such Indemnitee acted with reckless disregard for the duties of his or its office or with willful malfeasance; (y) such Liability arose from a material violation of this Agreement or the gross negligence, willful misconduct, or fraud by such Indemnitee, or from actions of such Indemnitee outside the scope of and unauthorized by this Agreement, or from any violation of Federal or state securities laws or (z) with respect to any criminal action or proceeding, such Indemnitee did have cause to believe beyond any reasonable doubt that the Indemnitee's conduct was criminal.

         7.2. Expenses. Reasonable expenses, including reasonable legal expenses, incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of the Indemnitee's undertaking to repay such amount to the Partnership if it shall be ultimately determined that the Indemnitee was not entitled to be indemnified hereunder. The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity, and shall extend to such Indemnitee's successors, assigns and legal representatives. All judgments against the Partnership or any Principal, in respect of which any of them is entitled to indemnification, must first be satisfied from Partnership assets before any such party is responsible therefor.

         7.3. No Waiver, etc. Nothing contained herein shall constitute a waiver by any Partner of any right which it may have against any party under Federal or state securities laws.

         7.4. Insurance. The General Partner may cause the Partnership to purchase and secure insurance, to the extent available at reasonable cost (as determined by the General Partner), covering the Liabilities described in this
Article 7.

         8. EXPENSES; MANAGEMENT FEE.

         8.1. Administrative Expenses. Subject to the provisions of Section 8.2, the General Partner will bear and be charged with all ordinary, necessary and recurring costs and expenses of administering the Partnership (other than the Management Fee), and providing such services to the Partnership as are required to be provided by it pursuant to this Agreement, including office expenses, travel expenses (other than as provided for in Section 8.2(iv)), salaries and employee benefits, and other overhead expenses of the Partnership and all out-of-pocket costs of evaluating and developing potential Portfolio Investments or Short-Term Investments (other than fees and expenses of third-party consultants and other advisors) and of making, holding or selling Portfolio Investments and Short-Term Investments (collectively, "Administrative Expenses"). The General Partner, at its expense, may contract with Conning & Company or its subsidiaries for the furnishing of all of such services.

         8.2. Other Expenses. All reasonable costs and expenses of the Partnership and (to the extent fairly allocable to the Partnership) of the General Partner (other than Administrative Expenses) are "Other Expenses" and will be borne by and charged to the Partnership. Other Expenses will include, without limitation: (i) out-of-pocket expenses incurred by the Partnership or the General Partner in connection with the organization of the Partnership and the offering of the interests therein (but excluding any placement fees and expenses) ("Organizational Expenses") and fees and expenses of placement agents and syndication expenses in connection with the offering and formation of the Partnership ("Syndication Expenses") up to an aggregate of $750,000 with such expenses in excess of $750,000 to be offset against the Management Fee payable to the General Partner by the Partnership pursuant to Section 8.3(a); (ii) fees and expenses of consultants, appraisers, custodians, counsel, independent public accountants, actuaries and other agents; (iii) finders, placement, brokerage and other similar fees incurred making Portfolio Investments; (iv) out-of-pocket costs of meetings with (including travel), and reports to, the Limited Partners;
(v) all expenses of the Advisory Committee; (vi) costs and expenses incurred for the preparation and distribution of financial reports, tax reports and other information for the benefit of the Limited Partners or as specifically requested by a Limited Partner; (vii) any taxes, fees or other governmental charges levied against the Partnership or its income or assets or in connection with its business or operations; (viii) costs of any agency or administrative actions or hearings, any governmental action or third-party litigation or other matters that are the subject of indemnification pursuant to Article 7 hereof; (ix) costs of winding-up and liquidating the Partnership; (x) fees and expenses incurred in connection with potential Portfolio Investments that are not consummated by the Partnership; and (xi) all other costs and expenses of the Partnership or the General Partner in connection with this Agreement other than Administrative Expenses.

         8.3. Management Fee.

                  (a) Amount. The Partnership shall pay to the General Partner an annual management fee (the "Management Fee") computed as follows: (i) during the term of the Investment Period, 2.0% of aggregate Capital Commitments of the Partnership and (ii) during the period following the end of the Investment Period until the date of the Final Distribution, 2.0% of aggregate amount of Capital Commitments of the Partnership invested in Portfolio Investments of the Partnership which are unrealized as of the beginning of such period for which the Management Fee is due and payable pursuant to Section 8.3(b) below. The Management Fee shall be payable for the period commencing on the date of formation of the Partnership and terminating on the date of the Final Distribution. The amount of the Management Fee shall be reduced by the amount of Syndication Expenses and Organization Expenses in excess of $750,000. Any amount of such excess Syndication Expenses and Organization Expenses to be offset against the Management Fee shall reduce the annual Management Fee due and payable to the General Partner pursuant to Section 8.3(b) below on a pro rata basis applied over the five years following the determination date of such amount.

                  (b) Payment. The Management Fee, calculated as provided in this Section 8.3, shall be payable quarterly in advance, for the period commencing with the date of this Agreement until the Final Distribution. The initial payment shall be due as part of the Initial Capital Call and thereafter will be made on each, January 1, April 1, July 1 and October 1 thereafter. Quarterly installments for any period less than a full quarter shall be prorated on the basis of the actual number of days elapsed. Upon the admission of any Additional Limited Partner or the making of any additional Capital Commitment to the Partnership by any Limited Partner pursuant to Section 2.3, the Management Fee (the "Late Management Fee") attributable to the Capital Commitment of such Additional Limited Partner (or to the additional Capital Commitment of such existing Limited Partner) for the period commencing on the date of the inception of the Partnership and terminating on the last day in the fiscal quarter in which such Partner is admitted (or makes such additional Capital Commitment) and the amount of such Partner's Late Payment Fees relating to interest on the Late Management Fee pursuant to Section 2.3(c)(i) shall be payable on the date of admission (or the date of making such additional Capital Commitment).

                  (c) Adjustments. The following adjustments shall be made to the Management Fee:

                           (i) Director's fees, consulting fees, commitment
                  fees, monitoring fees, break-up fees and success fees (excluding any options, warrants or other equity securities awarded or otherwise issued to directors of a Portfolio Entity) paid during such year to the General Partner, to any member of the General Partner by Portfolio Entities for services rendered by such persons ("Portfolio Entity Remuneration") shall be used first to offset any transaction expenses advanced by such service provider and not reimbursed by the Partnership. Any remaining Portfolio Entity Remuneration shall be used to reduce the Management Fee (but not below zero) by 50% of such remaining amount, in accordance with the terms of Sections 8.3(c)(ii) and (iii) below.

                           (ii) The amount of any Portfolio Entity Remuneration
                  to be so applied shall be applied first against the quarterly payment next following the date of the determination of such net remuneration and then against each successive quarterly payment until such net remuneration has been fully utilized, provided that no amount shall be carried over as a credit from any fiscal year to the next.

                           (iii) For purposes of 8.3(c)(ii), a fee reduction
                  shall be deemed to have occurred when Portfolio Entity Remuneration is actually received by the remunerated Person and the amount of the net remuneration (and related reduction) has been determined in good faith by the General Partner. In the case of any fees paid in consideration other than cash (excluding any options, warrants or other equity securities awarded or otherwise issued to directors of a Portfolio Entity), such fees shall be deemed to have been received by the remunerated Person when such consideration has been disposed of for cash and shall be deemed to be in an amount equal to the proceeds of such disposition net of acquisition and other transaction expenses (including taxes, if any).

         9. BOOKS AND RECORDS; REPORTS TO PARTNERS.

         9.1. Books and Records.

                  (a) General. The General Partner shall keep or cause to be kept complete and accurate records and books of account in which shall be entered all such transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character or which are required by the Act. Such books and records shall, to the extent consistent with all other provisions of this Agreement, be maintained for all purposes in accordance with generally accepted accounting principles consistently applied.

                  (b) Maintenance; Inspection. The books and records of the Partnership shall be maintained at the offices of the General Partner, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of any Partner during ordinary business hours. All Partners shall also have the right, at their expense and during ordinary business hours, to meet with the Partnership's accountants.

         9.2. Tax Information. The General Partner shall use its reasonable efforts to send to each person who was a Partner at any time during a Fiscal Year such Partnership tax information as shall be necessary for the preparation by such person of its Federal tax returns (including information returns) within seventy-five (75) days (but in no event later than ninety (90) days after the end of each Fiscal Year); and, to this end, upon specific request by a Partner, the General Partner shall provide each such Partner with a copy of the Partnership's estimated and unaudited financial statements for each Fiscal Year within forty-five (45) days after the close of such Fiscal Year. Upon the request of any Limited Partner, the General Partner will undertake to furnish to such person such additional information as may be necessary to enable such person to file other required returns or reports with governmental agencies.

         9.3. Reports to Partners.

                  (a) Annual Period. Within ninety (90) days after the end of each Fiscal Year of the Partnership, the General Partner shall send to each Limited Partner the following audited financial statements, prepared in accordance with generally accepted accounting principles (the "Annual Financial Statements"):

                           (i) a balance sheet of the Partnership as of the end of such year;

                           (ii) a statement of income of the Partnership for such year;

                           (iii) a statement of cash flows of the Partnership for such year;

                           (iv) a statement of changes in Partner's Capital Account for such year;

                           (v) schedules detailing each Portfolio Investment of the Partnership as of the end of such year and setting forth both the cost and the General Partner's good faith estimate of the Carrying Value of each Portfolio Investment as of the end of such year presented substantially in the format that such information has been presented to investors in the Prior Funds; and

                           (vi) notes to the audited financial statements.

The General Partner shall cause an audit of the Annual Financial Statements to be made by the Partnership's independent public accountants, which audit shall be conducted in accordance with generally accepted auditing standards. The General Partner will select a nationally recognized independent public accounting firm on behalf of the Partnership. Upon reasonable request of a Limited Partner, the General Partner will use its reasonable efforts to provide such other additional information relating directly to the requesting Limited Partner's interest in the Partnership, subject to Section 17-305 of the LP Act.

                  (b) Quarterly Period. Within forty-five (45) days after the end of the first, second, third and fourth fiscal quarters of the Partnership, the General Partner shall send to each Limited Partner: (i) a report summarizing the status of the Partnership and each Portfolio Investment of the Partnership as of the end of such period and setting forth the General Partner's good faith estimate of the Carrying Value of each Portfolio Investment as of the end of such period presented substantially in the format that such information has been presented to investors in the Prior Funds; (ii) a balance sheet, statement of income and cash flows and statement of changes in Capital Account balances for the Partnership with respect to such period (prepared on a pro forma basis, unaudited); and (iii) notice of the commencement of any event during such period entitling the Limited Partners to vote to terminate the Partnership or to vote to remove the General Partner.

                  (c) Notices. The General Partner shall send to each Limited Partner notice of the bringing of any action or proceeding against the General Partner by one or more Limited Partners within twenty (20) days of the commencement thereof.

         9.4. Meetings. The General Partner shall hold an annual meeting of the Partners on such date as the General Partners may determine and give at least thirty (30) days' prior written notice to the Limited Partner, at which the General Partner shall report on the Portfolio Investments of the Partnership.

         9.5. Compliance with Laws. The General Partner shall conduct its affairs and shall conduct the affairs of the Partnership in such a manner that no Limited Partner will have any personal liability with respect to any obligation of the Partnership except as expressly assumed by any Limited Partner or as otherwise provided by law and generally so as to comply with all material laws as applicable to it (including without limitation the Foreign Corrupt Practices Act). The General Partner shall use its best efforts to cause all registrations or notices required under the LP Act to be submitted or made in accordance with the provisions of the LP Act and shall indemnify and keep indemnified each of the Limited Partners from and against any and all costs, expenses, claims, damages and liabilities to which they may become subject which result from the failure by the General Partner to comply with the requirements of the LP Act; provided, however, that the General Partner shall not be under any obligation to indemnify and keep indemnified each of the Limited Partners where such costs, expenses, claim damages or liabilities arise or result from a breach by a Limited Partner of its representations and warranties contained in the Subscription Agreement between the General Partner and the Limited Partners.

         10. TRANSFERS

         10.1. Transfer by General Partner. The General Partner shall not assign or otherwise transfer (collectively, "Transfer") its interest, and shall not voluntarily withdraw as General Partner of the Partnership, except with the consent of Two-Thirds in Interest of the Limited Partners; provided, however, that the General Partner may Transfer its interest to any successor of the General Partner or Affiliate of Conning Corporation without the consent of the Limited Partners.

         10.2. Removal of General Partner.

                  (a) Actions and Conditions. The General Partner may be removed by the action, evidenced by a written notice delivered in accordance with the requirements of Section 13.5, and executed by a Majority in Interest of the Limited Partners if, but only if: (i) the General Partner shall be in material violation of this Agreement and such violation shall have continued for a period of thirty (30) days after receipt by the General Partner of written notice thereof in accordance with the requirements of Section 13.5, executed by a Majority in Interest of the Limited Partners; or (ii) the General Partner shall have been determined by a court of competent jurisdiction to be guilty of gross negligence, fraud or willful misconduct in the conduct of the business or affairs of the Partnership or of any felony (it being understood that the General Partner shall promptly send written notice of any such determination to the Limited Partners). The General Partner may be removed for any reason by the action of Eighty Percent (80%) in Interest of the Limited Partners, evidenced by a written notice delivered in accordance with the requirements of Section 13.5 and executed by Eighty Percent (80%) in Interest of the Limited Partners. Except as provided in Section 10.2(b), the General Partner shall cease to be the general partner of the Partnership upon its removal or upon the occurrence of any other Event of Withdrawal and the provisions of Section 5.4 hereof shall terminate at such time.

                  (b) Effect. Upon the removal of the General Partner or upon the occurrence of any other Event of Withdrawal, the Partnership shall be dissolved and wound up in accordance with the provisions of Sections 11.2 and 11.3, unless within ninety (90) days thereafter Eighty Percent (80%) in Interest of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment of one or more general partners to replace the General Partner.

         10.3. Transfer by Limited Partners. Subject at all times to Sections
10.4 and 10.5 and unless approved in advance by the General Partner under this
Section 10.3, a Limited Partner may not Transfer all or any part of its Interest in the Partnership to another person (an "Assignee"). Notwithstanding the foregoing, upon reasonable prior written notice to the General Partner, a Limited Partner may Transfer all or any part of its Interest in the Partnership to an Assignee without such consent of the General Partner (but still subject to Sections 10.4 and 10.5): (i) to any entity that controls, is controlled by or is under common control with such Limited Partner; (ii) to any successor in interest upon the sale of all or substantially all of the assets of the Limited Partner or in connection with a merger, consolidation or dissolution of any corporate Limited Partner; (iii) as may be required by any law or regulation;
(iv) by testamentary disposition or intestate succession; or (v) to a trust, profit sharing plan or other entity controlled by, or for the benefit of, such Limited Partner or one or more family members. Further, any change in any trustee or fiduciary of a Limited Partner shall not be considered to be a Transfer; provided, however, that (i) any replacement trustee or fiduciary of an ERISA Partner is also a fiduciary under ERISA and (ii) written notice of such change is given to the General Partner within a reasonable period of time after the effective date thereof. For purposes of this Section 10.3, "control" shall mean beneficial ownership of at least sixty percent (60%) of the outstanding interests of the subject entity. No Assignee shall have the right to become a Limited Partner (a "Substitute Limited Partner") upon the Transfer of a Limited Partner's Interest in the Partnership, unless all of the following conditions are satisfied:

                           (i) a duly executed and acknowledged written
                  instrument of assignment shall have been filed with the Partnership;

                           (ii) the Limited Partner and the Assignee shall have
                  executed and acknowledged such other instruments and taken such other actions as the General Partner shall deem reasonably necessary or desirable to effect such substitution, including, without limitation, the execution by the Assignee of a counterpart of or an appropriate supplement to this Agreement pursuant to which such Assignee agrees to be bound by the terms and provisions hereof;

                           (iii) the conditions set forth in Section 10.4 have
                  been satisfied, and, if requested by the General Partner, the Limited Partner or the Assignee shall have obtained an opinion of counsel reasonably satisfactory to the General Partner (which may include in-house counsel for such Limited Partner) as to the legal matters set forth therein;

                           (iv) the Limited Partner or the Assignee shall have
                  paid to the Partnership such amount of money as is sufficient to cover all expenses incurred by or on behalf of the Partnership in connection with such substitution; and

                           (v) unless the Assignee is an Affiliate of the
                  Limited Partner, the General Partner shall have consented in writing to such substitution, which consent will not be withheld unreasonably.

         10.4. Certain Restrictions on Transfers. Notwithstanding any other provision of this Agreement, no Partner may Transfer in any manner whatsoever all or any part of its Interest in the Partnership, and no attempted or purported Transfer of such Interest shall be effective, unless: (i) such Transfer would not result in a violation of applicable law including any Federal or state securities laws or any term or condition of this Agreement; (ii) such Transfer would not result in a requirement that the Partnership register as an investment company under the Investment Company Act of 1940, as amended; (iii) if such Transfer is to an employee benefit plan within the meaning of ERISA, the General Partner shall have consented thereto; (iv) such Transfer is to an entity which the General Partner deems to be a Qualified Investor; and (v) such Transfer would not result in the Partnership being characterized as a publicly-traded partnership for Federal income tax purposes under Section 7704 of the Code. To this end, the General Partner shall be permitted to require and rely on representations made by the transferor Partner and the transferee Partner in connection with any proposed Transfer of all or any portion of any Interest to the extent that the General Partner determines that such representations are necessary or appropriate to satisfy the provisions of this
Section 10.4.

         10.5 Further Restrictions. Any Transfer or withdrawal under this
Article 10 shall be subject to the restrictions in this Section 10.5. The following provisions are included in this Agreement to prevent the Partnership from being classified as a "publicly traded partnership", as defined in Section 7704 of the Code, that is taxable at the entity level:

                           (i) The General Partner shall not cause or permit (x) any offering of Partnership interests to be registered under the Securities Act, or (y) interests in the Partnership to become "traded on an established securities market," and shall withhold its consent to any Transfer that, to the General Partner's knowledge after reasonable inquiry, would otherwise be accomplished by a trade on a "secondary market or the substantial equivalent thereof," in each case within the meaning of Sections 7704 or 469(k) of the Code and/or any Treasury Regulations;

                           (ii) No Transfer of any Partnership interest or portion thereof shall be permitted or recognized (within the meaning of Treasury Regulation Section 1.7704-1(d)) by the Partnership or the General Partner if and to the extent that such Transfer, if made, would
         (x) fail to qualify as a "transfer not involving trading" pursuant to Treasury Regulation Section 1.7704-1(e), and (y) cause the Partnership to fail to qualify for the safe harbor for "private placements" set forth in Section 1.7704-1(h), and (z) cause the Partnership to fail to qualify for the "lack of actual trading" safe harbor set forth in Treasury Regulation Section 1.7704-1(j), unless the General Partner together with the Partnership's tax advisors determines that such Transfer would not otherwise cause the Partnership to be treated as a publicly traded Partnership under Section 7704(b) of the Code; and

                           (iii) The transferor and transferee shall provide the General Partner, in connection with any proposed Transfer, written representations to the effect that (x) the proposed Transfer will not be effected on or through (1) a United States national, regional or local securities exchange, (2) a foreign securities exchange or (3) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the Nasdaq Automated Quotation System) and (y) such Person is not, and its proposed Transfer or acquisition (as the case may be) will not be made by, through or on behalf of, (1) a Person, such as a broker or a dealer, making a market in interests in the Partnership, or
         (2) a Person who makes available to the public bid or offer quotes with respect to interests in the Partnership; and shall provide such additional written representations as the General Partner reasonably may request to enable it to comply with this clause (iii), and the General Partner and counsel to the Partnership shall be permitted to rely upon such representations and on written representations from other Partners made prior to or contemporaneously with such proposed Transfer.

         10.6. Actions. In the event that a Limited Partner completes an approved Transfer of an Interest, the General Partner is authorized to cause
Schedule I to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article 10.

         11.      DURATION AND TERMINATION OF THE PARTNERSHIP.

         11.1. Duration. The existence of the Partnership commenced on the date of the filing of the Certificate of Limited Partnership pursuant to the LP Act and its term shall continue until the first to occur of any of the following events (an "Event of Termination"):

                           (i) the tenth (10th) anniversary of the date of this
                  Agreement; provided, however, that the General Partner may extend the term of the Partnership for up to two (2) additional one year terms to provide for the orderly termination and liquidation of the Partnership's Portfolio Investments;

                           (ii) the decision by the General Partner to terminate
                  the Partnership, together with the consent of Two-Thirds in Interest of the Limited Partners;

                           (iii) the failure by the Limited Partners to continue
                  the business of the Partnership, in accordance with the provisions of paragraph (b) of Section 10.2, following an Event of Withdrawal;

                           (iv) the vote to terminate the Partnership by a
                  Majority in Interest of the Limited Partners, in the event the Internal Revenue Service makes a determination, which is final except for the right of judicial review, or a court of competent jurisdiction makes a determination, that the Partnership is or is taxable as an association taxable as a corporation for Federal income tax purposes;

                           (v) the election of the General Partner to terminate
                  the Partnership after the failure of the Limited Partners to terminate the Suspension Period Restrictions in accordance with the provisions of Section 5.6; or

                           (vi) the vote to terminate the Partnership by Eighty
                  Percent in Interest of the Limited Partners.

Upon the occurrence of an Event of Termination, the General Partner shall promptly provide notice thereof to each Limited Partner.

         11.2. Winding Up. Upon the occurrence of an Event of Termination, the Partnership shall be wound up, liquidated and dissolved as promptly as reasonably practicable. The General Partner or, if there is no General Partner, a liquidator appointed by a Majority in Interest of the Limited Partners, shall proceed with the Dissolution Sale. In the Dissolution Sale, the General Partner or such liquidator shall use its best efforts to reduce the Securities of the Partnership to cash, subject to obtaining Carrying Value for such Securities and any tax or legal considerations. In the event that the General Partner or such liquidator is unable to reduce the Non-Marketable Securities of the Partnership to cash, the General Partner or liquidator, in its sole discretion, may enter into arrangements or form a vehicle to manage such Non-Marketable Securities until they can be reduced to cash. Any such Limited Partner shall give notice of its desire to have the General Partner or liquidator form such a vehicle within ten (10) days after notice from the General Partner or liquidator which states that the General Partner or liquidator is unable to reduce the Securities of the Partnership to cash, consistent with obtaining Carrying Value, and which sets forth the proposed terms of such vehicle and may designate a trustee other than the

General Partner. The General Partner or liquidator shall be entitled to reasonable compensation for managing such vehicle and shall not be obligated to manage such vehicle for more than three (3) years.

         11.3.    Final Distribution.

                  (a) Carrying Value of Assets. The Net Income or Net Losses of the Partnership from the Dissolution Sale shall be allocated to the Partners' Capital Accounts in accordance with Article 3. All securities remaining in the Partnership upon completion of the Dissolution Sale shall be deemed to have been sold at their Carrying Value and the amount of any gain or loss which would have been realized upon a sale for such value shall be deemed to have been realized and recognized for the purposes of computing the final allocations to the Capital Accounts in accordance with Article 3.

                  (b) General Partner Account. If after final allocations to the Capital Accounts of the Partners, the Capital Account of the General Partner is negative, the General Partner shall contribute to the Partnership sufficient cash or Securities previously distributed to the General Partner (valued as of the date of return under Section 4.7) so that the balance of the Capital Account of the General Partner is increased to zero. Notwithstanding the preceding sentence, in no event shall the General Partner be required to return to the Partnership an amount that is in excess of the amount described in Section 4.9 hereof. If any Securities are so returned, they shall be valued at their Carrying Value at the time they are returned by the General Partner.

                  (c) Limited Partners' Accounts. The General Partner may require a Limited Partner (including any former Limited Partner) to return distributions made to such Limited Partner or former Limited Partner for the purpose of meeting such Limited Partner's pro rata share of the Partnership's indemnity obligations under Section 7 or any other liability of or claim against the Partnership for which the Partnership has insufficient funds to pay (after calling any unpaid Capital Commitments) in an amount up to, but in no event in excess of, the aggregate amount of Distributions actually received by such Limited Partner from the Partnership; provided, however, that for such purposes no Partner shall be required to return an aggregate amount of Distributions in excess of fifty percent (50%) of such Partner's Capital Commitment. Notwithstanding the terms of this Agreement, if it is determined under the LP Act or other applicable law that any Limited Partner has received a Distribution which it is required to return to or for the account of the Partnership or Partnership creditors, then such Partner shall be obligated to return such Distribution in the full amount required under the LP Act or other applicable law. The obligation of any Limited Partner to return all or any part of a Distribution made to such Limited Partner shall be the obligation of such Limited Partner only and not of any other Partner. Any amount returned by a Limited Partner pursuant to this Section 11.3(c) shall be treated as a contribution of capital to the Partnership. The General Partner shall be required to return (at the same time as the Limited Partners) its pro rata portion (as provided below) of any amounts required to be returned by Limited Partners under this Section 11.3(c). A Partner's share of the giveback obligation under this Section 11.3(c) will be based on the amount of distributions received by such Partner arising out of the Portfolio Investment giving rise to the Partnership's indemnity obligations under Section 7 or other liability or claim; provided, however, that if such indemnity obligations or other liability or claim are not related to a particular Portfolio Investment, then amounts required to be returned under this Section 11.3(c) will be funded out of distributions generally to those Partners or former Partners who were

Partners at or after the time of the event giving rise to such indemnity obligations or other liability or claim. Notwithstanding the foregoing, no Limited Partner shall be required to return a distribution after the first anniversary of the Final Distribution; provided, however, that if at the end of such period, there are any proceedings under Section 7 then pending or any other liability (whether contingent or otherwise) or claim then outstanding, the General Partner shall so notify the Limited Partners at such time (which notice shall include a brief description of each such proceeding (and of the liabilities asserted in such proceeding) or of such liabilities and claims) and the obligation of the Limited Partners to return any distribution for the purpose of meeting their giveback obligations under the Section 11.3 shall survive with respect to each such proceeding, liability or claim set forth in such notice (or any related proceeding, liability or claim based upon the same or similar claim) until the date that such proceeding, liability or claim is ultimately resolved and satisfied.

                  (d) Priority of Distributions. The cash and any other property remaining in the Partnership upon completion of the Dissolution Sale shall be applied or distributed as a final distribution (a "Final Distribution") in one or more installments in the following order of priority:

                            (i) to creditors of the Partnership, including
              Partners who are creditors, in the order of priority as provided by law; and

                            (ii) to the Partners, in proportion to the amounts
              in their Capital Accounts.

         12. DEFINITIONS. As used herein, the following terms have the following meanings:

         7% Distribution Preference means, with respect to any Partner and at any time, an amount which if distributed to such Partner at such time would cause the aggregate amount of distributions made to such Partner and such Partner's predecessors in interest by the Partnership (determined, with respect to distributions in kind, pursuant to Section 4.6) to equal but not exceed an amount equal to such Partner's (and any such predecessor's) Aggregate 7% Preferential Return as of such time.

         7% Preferential Return means, with respect to any Partner and as of the end of any fiscal quarter, an amount (not less than zero) equal to such Partner's Return Base as of the last day of the preceding fiscal quarter multiplied by 0.017059% (the equivalent, with quarterly compounding, of 7% compounded annually). A Partner's 7% Preferential Return for any fiscal period consisting of less than a full fiscal quarter shall be determined through proration on a daily basis by (1) multiplying 0.017059% times a fraction, the numerator of which is the actual number of days in such fiscal period and the denominator of which is the actual number of days in the fiscal quarter that includes such fiscal period; and (2) multiplying the result by such Partner's Return Base as of the end of the preceding fiscal quarter.

         7% Preferential Return Allocation means, with respect to any Partner and as of the end of any fiscal period: (a) such Partner's Aggregate 7% Preferential Return determined as of the end of such fiscal period; reduced, but not below zero, by (b) the excess (if any) of (1) the aggregate amount of Net Income previously allocated to such Partner and such Partner's predecessors in interest (if any) over (2) the aggregate amount of Net Loss previously allocated to such Partner and such predecessors, in each case since the inception of the Partnership.

         Additional Limited Partner: An additional Limited Partner admitted to the Partnership pursuant to Section 2.2.

         Administrative Expenses:  As defined in Section 8.1.

         Advisory Committee:  As defined in Section 5.3.

         Affiliate: As to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person.

         Aggregate 7% Preferential Return means, with respect to any Partner and fiscal period, the sum of such Partner's 7% Preferential Returns for each calendar quarter (and partial quarter) from the inception of the Partnership through the end of such fiscal period.

         Agreement: This Limited Partnership Agreement, as amended from time to time.

         Annual Financial Statements:  As defined in Section 9.3(b).

         Assignee:  As defined in Section 10.3.

         Bank Regulated Partner: A Limited Partner which is a bank holding company as defined in Section 2 (c) of the Bank Holding Company Act of 1956, or an Affiliate thereof.

         Capital Account: The capital account of each Partner on the books of the Partnership, as described in Section 3.1.

         Capital Commitment: As to any Limited Partner, the amount of capital committed to be contributed to the Partnership by such Limited Partner as shown on Schedule I hereto, as revised from time to time in accordance with this Agreement.

         Capital Contribution: As to any Partner at any time, the capital contributed to the Partnership by such Partner at or before such time, including any additional Capital Contribution of such Partner under Section 3.6(c) and any amount allocated to the Capital Account of such Partner under Section 3.6(d), less any deduction pursuant to such Section.

         Carrying Value: The value of Securities as determined in accordance with the procedures set forth in Section 4.7.

         Certificate of Limited Partnership: The Certificate of Limited Partnership of the Partnership, as amended from time to time.

         Code: The Internal Revenue Code of 1986, as amended from time to time; and Treas. Reg. means the Treasury Regulation and related rules promulgated under the Code.

         Cost: With respect to Partnership assets and unless the context otherwise requires, the Partnership's adjusted tax basis in such assets for federal income tax purposes, provided, however, that, if the Partnership has made an election under Section 754 of the Code, such tax basis shall be determined after giving effect to adjustments made under Section 734 of the Code but (except as provided in Treasury Regulations Section 1.734-2(b)(1)) without regard to adjustments made under Section 743 of the Code.

         Cumulative Net Income: As of the time of any determination, the excess (if any) of the cumulative Net Income of the Partnership from its inception through and including such time over the cumulative Net Losses of the Partnership over that period.

         Custodian:  As defined in Section 5.5.

         Defaulting Limited Partner:  As defined in Section 3.6(a).

         Disposed Investments: As of any time of determination, all Portfolio Investments that have been sold, distributed to the Partners, written off as worthless securities, or otherwise disposed of, in whole or in part, to the extent so distributed or disposed of at or prior to the date of determination; provided, however, that any exchange of any securities of a Portfolio Entity for other securities or property (other than cash or cash equivalents) shall not constitute a disposition of the original securities. For this purpose, the following events shall be treated as partial dispositions of securities:

                  (a) Each principal payment (or portion thereof) on any security that constitutes a debt instrument for federal income tax purposes shall be treated as a disposition of a portion of such security that is equivalent on a percentage basis to the portion of the original principal amount of such debt instrument represented by such principal payment;

                  (b) In the event that the Partnership agrees to capitalize any interest that is accrued but remains unpaid on any security that constitutes a debt instrument for federal income tax purposes and to add such interest to principal, the amount so capitalized shall be treated, solely for purposes of determining whether payments subsequently made to the Partnership with respect to such security will constitute Distributions, as a follow-on investment in the debt securities of the issuer, and any determination regarding the extent to which subsequent payments made to the Partnership with respect to the original or any such follow-on investment in debt securities is properly treated as a payment of principal shall be made in accordance with federal income tax principles;

                  (c) Each payment (or portion thereof) made to the Partnership in redemption of any security constituting stock for federal income tax purposes that is treated for such purposes as a distribution in part or full payment in exchange for such stock (rather than, for example, a dividend paid on such security) shall be treated as a disposition of the portion of such security treated for such purposes as having been exchanged;

                  (d) Any partial repurchase by the issuer and any lapse or other termination of part of any security constituting an option or warrant for federal income tax purposes shall be treated as a disposition of a portion of such security that is equivalent on a percentage basis to the portion of the Partnership's investment in such security (as reflected in the Partnership's financial records maintained in accordance with federal income tax principles) represented by the portion of such security that was repurchased, lapsed or terminated; and

                  (e) With respect to any Portfolio Investment that is subject to a Net Write-Down, such Portfolio Investment shall be treated as a Disposed Investment to the extent of such Net Write-Down while such Net Write-Down is in effect.

In the event that the General Partner determines, pursuant to 4.2, to cause a portion of the proceeds attributable to the disposition of any Portfolio Investment to be retained by the Partnership and invested in other Portfolio Investments, then, for purposes of determining the Partners' Priority Return Amounts, the following portion of the original Portfolio Investment shall not be treated as Disposed Investments: the entire amount of such original Portfolio Investment multiplied by a fraction, the numerator of which is the amount of such proceeds reinvested in new Portfolio Investments and the denominator of which is the total amount of proceeds attributable to the disposition of such original Portfolio Investment.

         Dissolution Sale: All sales and liquidations by or on behalf of the Partnership of all or substantially all of its assets in connection with or in contemplation of the winding up of the Partnership.

         Distribution: Any distribution made by the Partnership to any one or more Partners.

         ERISA Partner: Any Limited Partner which is (a) an "employee benefit plan" within the meaning of Section 3(3) of ERISA and subject to Part 4 of Title I of ERISA, (b) a "plan," as defined in Section 4975(e)(1) of the Code, to which the provisions of section 4975 of the Code are applicable, or (c) any other Person, any of the assets of which constitute "plan assets," within the meaning of the Plan Assets Regulation, of a plan described in (a) or (b) above.

         Event of Termination:  As defined in Section 11.1.

         Event of Withdrawal: Any of the following events with respect to the General Partner:

                  (a) the General Partner withdraws from the Partnership as provided in Section 17-602 of the LP Act;

                  (b) the General Partner ceases to be a member of the Partnership as provided in Section 10.1;

                  (c) the General Partner is removed as a General Partner in accordance with Section 10.2;

                  (d) the General Partner: (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or
(vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its properties;

                  (e) if within one hundred twenty (120) days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within ninety (90) days after the expiration of any such stay, the appointment is not vacated; or

                  (f) the dissolution and commencement of winding up of the General Partner Excluded Investment: As defined in Section 6.6(a).

         Excused Partner:  As defined in Section 6.6(a).

         Expenses: For any Fiscal Period, expenses or losses of the Partnership incurred during such Fiscal Period, as determined pursuant to accrual method Federal income tax accounting principles, including, without limitation, all amounts borne by and charged to the Partnership pursuant to Sections 8.2 and 8.3.

         Final Distribution:  As defined in Section 11.3(c).

         Fiscal Period:  Any Fiscal Year or Interim Accounting Period.

         Fiscal Year:  As defined in Section 1.5.

         General Partner: Conning Investment Partners VI, L.L.C., a limited liability company organized and existing under the laws of the state of Delaware.

         Income: For any Fiscal Period, all income and gains of the Partnership recognized for Federal income tax purposes, plus all income earned by the Partnership which is exempt from Federal income tax.

         Indemnitee:  As defined in Section 7.1.

         Interest:  An interest as a Partner in the Partnership.

         Interim Accounting Period:  As defined in Section 3.5.

         Investment Guidelines:  As defined in Section 5.1.

         Investment Period:  As defined in Section 2.2(b).

         Key Person Trigger Event:  As defined in Section 5.6.

         Late Expense:  As defined in Section 3.3(c).

         Late Management Fee:  As defined in Section 8.3(b).

         Late Payment Fees:  As defined in Section 2.3(c).

         Late Portfolio Investment Capital Contribution: As defined in Section 2.3(c).

         Liabilities:  As defined in Section 7.1.

         Limited Partner Percentage: As to any Limited Partner for any Fiscal Period, the fraction, expressed as a percentage, having as its numerator the balance of the Capital Contributions of such Limited Partner immediately prior to the end of such Fiscal Period and having as its denominator the aggregate amount of the balances of all of the Capital Contributions of all of the Limited Partners immediately prior to the end of such Fiscal Period.

         Limited Partners: At any time, the limited partners of the Partnership.

         LP Act: The Uniform Limited Partnership Act, as adopted by the State of Delaware and as amended from time to time.

         Majority [or Two-Thirds or Eighty Percent or X%] in Interest of the Limited Partners: At any time, Limited Partners whose Limited Partner Percentages aggregate more than the requisite designated percentage (i.e., Majority, Two-Thirds, Eighty Percent, as the case may be) of the Limited Partner Percentages of all the Limited Partners in the Partnership.

         Management Fee:  As defined in Section 8.3.

         Marketable Securities: Securities that are traded on a national securities exchange or reported through the automated quotation system of a registered securities association and which at the same time are not subject to restrictions on transfer of the sort referred to in Section 4.6(b).

         Net Asset Value: As of any date, the amount by which the value of the Partnership's assets, determined in accordance with Section 4.7, exceeds the amount of its liabilities.

         Net Income: For any Fiscal Period, the excess, if any, of the Income of the Partnership over Expenses for such Fiscal Period.

         Net Losses: For any Fiscal Period, the excess, if any, of the Expenses of the Partnership over the Income of the Partnership for such Fiscal Period.

         Net Write-Down: As of any time, the sum of the amounts by which any Portfolio Investment that is not a Disposed Investment in its entirety has been written down on the Partnership's books in accordance with the rules set forth below to less than its Cost, but only to the extent that such write-down has not previously been offset by a corresponding write-up.

                  (a) In the case of any Portfolio Investment for which market quotations are readily available, then, solely for purposes of determining the apportionment of distributions among the Partners:

                           (i) the General Partner shall adjust the value of
                  such investment as shown in the Partnership's financial records to its Carrying Value (determined in accordance with Section 4.7) at the end of the fiscal period in question, and

                           (ii) if the Carrying Value of any such Portfolio
                  Investment that previously has been subject to a downward adjustment subsequently increases, the General Partner shall adjust the value of such investment as shown in the Partnership's financial records to its Carrying Value at the end of the period in question.

                  (b) In the case of any Portfolio Investment for which market quotations are not readily available:

                           (i) if the General Partner shall determine in the
                  good faith exercise of its discretion that there has been a significant decline as of the end of any fiscal period in the Carrying Value of such Portfolio Investment, then, solely for purposes of determining the apportionment of distributions among the Partners, the General Partner shall write down the value of such investment in the Partnership's financial records by the amount of such decline not previously taken into account in making such a downward adjustment; and

                           (ii) if the General Partner shall determine in the
                  good faith exercise of its discretion (after consultation with the Partnership's independent accountants) that as of the end of any fiscal period there has been a significant reversal or mitigation of circumstances previously giving rise to a write-down in the value of such Portfolio Investment, then, solely for purposes of determining the apportionment of distributions among the Partners, the General Partner shall write up the value of such investment by any amount (as determined in its sole discretion) not previously taken into account in making such an upward adjustment; and

                           (iii) In the case of any such Portfolio Investment
that is a debt obligation,

                                    (A) the determination by the General Partner
                           of the decline in such Carrying Value shall take into account only changes in the creditworthiness of the issuer of the obligation and not any changes which may have taken place in general interest rate levels, and

                                    (B) any such determination of
                           creditworthiness may be made by reference to the rating of the issuer's outstanding debt by Standard & Poors Corporation, Moody's Investor Service, Inc. or any other nationally-recognized rating organization in the United States, the issuer's NAIC rating, and such other information as the General Partner may deem relevant.

                  (c) In no event shall any Portfolio Investment be written up for these purposes to an amount exceeding the Cost of that security.

         Non-Marketable Securities: Any securities other than Marketable Securities.

         Optionees:  As defined in Section 3.6(e).

         Optionor:  As defined in Section 3.6(e).

         Organizational Expenses:  As defined in Section 8.2.

         Other Expenses:  As defined in Section 8.2.

         Partners:  As defined in Section 1.1.

         Partnership: Conning Capital Partners VI, L.P., the Delaware limited partnership, referred to in the first paragraph of this Agreement.

         Partnership Return: The return of partnership income which the Partnership is required to file with respect to any taxable year pursuant to
Section 6031 of the Code.

         Portfolio Entity:  As defined in Section 5.1.

         Portfolio Investment:  As defined in Section 5.1.

         Prime Rate: the variable rate of interest, per annum, most recently published in the Wall Street Journal as its "prime rate."

         Principals: John B. Clinton, Gregory L. Batton, Stephan L. Christiansen, Scot Galliher, Preston B. Kavanagh, Steven F. Piaker and Gerard Vecchio.

         Priority Return Amount: With respect to any Partner and at any time, an amount which, if distributed to such Partner at such time, would cause the aggregate amount of distributions made by the Partnership to such Partner and such Partner's predecessors in interest from the inception of the Partnership through such time (other than those distributions necessary to satisfy the requirements of Section 4.3(ii)) to equal but not exceed that portion of such Partner's Capital Contribution that, at or prior to the time of determination, is reflected in the Partnership's books as having been used by the Partnership:

                  (a) To acquire any Portfolio Investments that, as of such time, are Disposed Investments (including, for avoidance of doubt, any investments that are subject to a Net Write-Down, to the extent provided for in clause (e) in the definition of "Disposed Investments"), or

                  (b) To pay any expenses properly borne by the Partnership under this Agreement (including but not limited to the Management Fee, Organizational Expenses and Syndication Expenses not in excess of $750,000 in the aggregate, and indemnification expenses, if any), but only:

                           (i) To the extent of such Partner's proportionate
                  share (based on its relative Capital Contribution) of the amount of such expenses attributable to investments that, at such time, are Disposed Investments; and

                           (ii) To the extent that the Partnership has not,
                  subsequent to the payment of such expenses but prior to the time of determination, used proceeds to acquire additional Portfolio Investments, at least equal in cost to the expenses so paid (in which event the Partners' Capital Contributions that were actually used to pay such expenses shall be deemed, for purposes of determining their Priority Return Amounts, to have been used to acquire such additional Portfolio Investments).

For purposes of this definition, (A) any expenses borne by the Partnership shall be deemed to have been paid with Partnership funds other than the Partners' Capital Contributions to the extent that the Partnership has such other funds available to pay such expenses; (B) the aggregate amount of the Partnership's expenses from inception through any date of determination that have been paid with the Partners' Capital Contributions shall be apportioned among all Portfolio Investments (and the amounts so apportioned shall be deemed to be attributable to such Portfolio Investment) that were acquired by the Partnership since inception with the Partners' Capital Contributions in proportion to the relative Cost of such investments except that, to the extent that a particular Portfolio Investment has become a Disposed Investment, no further Partnership expenses shall be deemed to be attributable to that investment; (C) for purposes of the preceding clause (B), the General Partner may use any reasonable method (including but not limited to a quarterly or monthly convention) to determine the amount of expenses incurred from the Partnership's inception through such date of determination; and (D) in no event shall the Limited Partners' aggregate Priority Return Amounts exceed, at any time, their aggregate Capital Contributions at such time reduced (but not below zero) by the aggregate amount of Distributions previously distributed to them, other than those distributed pursuant to Section 4.3(ii) as 7% Distribution Preference amounts.

         Prior Funds: Conning Insurance Capital Limited Partnership, Conning Insurance Capital International Partners, Conning Insurance Capital Limited Partnership II, Conning Insurance Capital International Partners II, Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III, L.P., Conning Connecticut Insurance Fund, L.P., and Conning Capital Partners V, L.P.

         Qualified Investor: An institutional or other sophisticated investor to which, in the opinion of the General Partner, an interest in the Partnership may be offered in a private placement without any violation of the Federal securities laws or any other applicable laws or regulations.

         Related Party:  As defined in Section 5.4(e).

         Remaining Portion:  As defined in Section 3.6(e)(ii).

         Return Base: shall mean, with respect to any Partner and as of any determination date, an amount, not less than zero, equal to:

                  (a) such Partner's Return Base as of the end of the calendar quarter preceding such determination date (the "Prior Quarter");

                  (b) increased by

                           (i) all Capital Contributions made by such Partner to
                  fund Portfolio Investments (or pay related expenses subject to capitalization as part of the Cost of such investments for federal income tax purposes) to the extent that such contributions are both (A) received by the Partnership from such Partner at any time during or prior to the fiscal period commencing at the end of the Prior Quarter and ending at such determination date and (B) actually used by the Partnership during such fiscal period to make such Portfolio Investments, or pay such expenses (provided that, for this purpose, any such contributions received by the Partnership during any fiscal period and held by the Partnership for 60 days after receipt without being so used shall be deemed to have been so used as of the first day following the expiration of such 60-day period);

                           (ii) all Capital Contributions made by such Partner
                  for any purpose other than to fund Portfolio Investments (or pay related expenses subject to capitalization as part of the Cost of such investments for federal income tax purposes) to the extent that such contributions are received by the Partnership from such Partner during the fiscal period commencing at the end of the Prior Quarter and ending at such determination date; and

                           (iii) such Partner's full 7% Preferential Return for
                  the fiscal period commencing at the end of the Prior Quarter and ending at such determination date; and

                  (c) reduced by an amount equal to the sum of all distributions made to such Partner by the Partnership during the fiscal period commencing at the end of the Prior Quarter and ending at such determination date.

For purposes of the preceding sentence: (1) in determining such Partner's Return Base as of the Partnership's first determination date, the day on which such Partner made its initial capital contribution pursuant to this Agreement shall be deemed to constitute the end of the Prior Quarter; (2) except as provided in the preceding clause (1), any capital contribution actually received by the Partnership from such Partner during any calendar quarter or within five business days thereafter shall be deemed to have been received on the last day of such quarter; (3) any distribution actually made to such Partner by the Partnership during any calendar quarter or within five (5) business days thereafter shall be deemed to have been made on the last day of such quarter;
(4) all contributions made to the Partnership by such Partner's predecessors in interest (if any), all distributions made by the Partnership to any such predecessors, and all 7% Preferential Returns of any such predecessors shall be taken into account as if such contributions had been made by, such distributions had been made to, and such 7% Preferential Returns had been for the benefit of, such Partner; (5) in the event the General Partner retains distributable amounts for reinvestment in accordance with Sections 4.2 and 5.1(a)(iv), only the cost basis of Securities constituting the Disposed Investment shall be included in the Return Base; and (6) distributions received by the General Partner shall be taken into account to reduce the General Partner's Return Base pursuant to clause (c) of this definition only to the extent of that portion of such distributions that the General Partner would have received if it had made its Capital Contributions to the Partnership in exchange for an interest as a Limited Partner and held no interest as a general partner of the Partnership (and another person had served as the General Partner hereunder).

For avoidance of doubt, in the event that any Partner receives distributions that exceed the sum of such Partner's Aggregate 7% Preferential Return and Return Base, and subsequently makes contributions to the Partnership that otherwise would increase such Partner's Return Base, the resulting increase in such Partner's Return Base shall be limited to the excess, if any, of the amount so contributed over the sum of all such excess distributions.

Deemed capital contributions attributable to default penalties imposed by
Section 3.6(d) shall be treated for purposes of this definition as provided in that Section.

         Securities: Shares of capital stock, limited partnership interests, warrants, options, bonds, notes, rights, debentures and other securities and equity interests of whatever kind of any person, partnership, corporation or government, whether readily marketable or not.

         Securities Act:  The Securities Act of 1933, as amended.

         Short-Term Investments: Any investment by the Partnership in U.S. government securities, certificates of deposit, commercial paper, and any other banking or money market instruments or in pooled investment accounts which in turn invest in such securities, which will have a rating of "BBB" or higher by Moody's Investors Services, Inc. or "Baa" or higher by Standard & Poors Corporation.

         Subscription Agreement:  As defined in Section 9.5.

         Substitute Limited Partner:  As defined in Section 10.3.

         Suspension Period Restrictions:  As defined in Section 5.6.

         Syndication Expenses:  As defined in Section 8.2.

         Tax Matters Partner:  As defined in Section 5.2(g).

         Transfer:  As defined in Section 10.1.

         13.   MISCELLANEOUS.

         13.1. Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

         13.2. Power of Attorney.

                  (a) General. Each Limited Partner hereby makes, constitutes and appoints the General Partner, with full power of substitution and resubstitution, its true and lawful attorney for it and in its name, place and stead for its use and benefit, to sign, execute, certify, acknowledge, file and record all instruments amending, restating or canceling the Certificate of Limited Partnership, as the same may hereafter be amended or restated, that may be appropriate, and to sign, execute, certify, acknowledge, file and record such other agreements, instruments or documents as may be necessary or advisable: (i) to reflect the exercise by the General Partner of any and all of the powers granted to it under this Agreement; (ii) to reflect the admission to the Partnership of any Limited Partner or an increase in the Capital Contributions of any Limited Partner or withdrawal of any Limited Partner in the manner prescribed in this Agreement; and (iii) which may be required of the Partnership or of the Partners by the laws of Delaware or any other jurisdiction. Each Limited Partner hereby gives such attorney-in-fact full power and authority to do and perform each and every act required by the foregoing sentence as fully as such Limited Partner might or could do if personally present, and hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue thereof.

                  (b) Scope. The power of attorney granted pursuant to paragraph
(a) of this Section 13.2: (i) is a special power of attorney coupled with an interest and, except as provided in clause (iii) of this paragraph (b) of
Section 13.2, is irrevocable; (ii) may be exercised by such attorney-in-fact by listing all of the Limited Partners executing any agreement, certificate, instrument or document with the single signature of such attorney-in-fact acting as attorney-in-fact for all of them; and (iii) with respect to any Limited Partner, shall terminate upon the effectiveness of the admission of a Substitute Limited Partner pursuant to Section 10.3 except that the power of attorney for such Limited Partner shall survive such substitution for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any such agreement, certificate, instrument or document as is necessary to effect such substitution.

         13.3.    Modifications.

                  (a) General. This Agreement may be modified or amended only with the written consent of the General Partner and Two-Thirds in Interest of the Limited Partners; provided, however, that no amendment shall be made to this Agreement which would:

                            (i) add to, detract from or otherwise modify the
                  purposes of this Partnership without the consent of all the Partners;

                           (ii) increase the Capital Commitment of any Partner
                  (other than pursuant to Section 2.1 or 3.6); convert a Limited Partner's Interest into a General Partner's Interest; modify the limited liability of a Limited Partner; or increase the liabilities or responsibilities of, or diminish the rights or protections of, any Partner under this Agreement; in each case, without the consent of each such affected Partner;

                           (iii) alter the Interest of any Partner in income,
                  gains and losses or amend or modify any portion of Section 2.2 or Article 3 or 4 without the consent of each Partner adversely affected by such amendment or modification; provided, however, that the admission of Additional Limited Partners in accordance with the terms of this Agreement shall not constitute such an alteration, amendment or modification;

                           (iv) amend or modify any portion of Article 10 hereof
                  in a manner that would further restrict the transferability of a Limited Partner's Interest without the consent of all of the Limited Partners;

                           (v) amend any provision hereof which requires the
                  consent, action or approval of a specified percentage in Interest of the Limited Partners without the consent of such specified percentage in Interest of the Limited Partners; or

                           (vi) amend this Section 13.3 without the consent of
                  all the Partners.

                (b) Special Notice. If the General Partner dismisses or replaces the Partnership's independent public accountants, it shall notify the Limited Partners of such action and, if so requested by a Majority in Interest of the Limited Partners, it shall rescind or amend such action as requested.

         13.4. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby. No default hereunder by a Limited Partner shall excuse a default by any other Limited Partner.

         13.5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class registered mail or certified mail, postage prepaid, if to the Partners and air mail if such Partner is outside of the United States, at the addresses set forth on Schedule II attached hereto, and if to the Partnership, at the address referred to in Section 1.4, or to such other address as the Partnership or any Partner shall have last designated by notice to the Partners or the Partnership and the other Partners, as the case may be. Notices mailed in accordance with the foregoing shall be deemed to have been given and made seven (7) days following the date so mailed. All Distributions made hereunder to any Limited Partner shall be made in accordance with such reasonable written instructions as may be furnished by such Limited Partner to the General Partner from time to time.

         13.6. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

         13.7. Successors and Assigns. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, successors and assigns.

         13.8. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

         13.9. Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         13.10. Further Actions.

                (a) Non-U.S. Partner Tax Matters. Each Limited Partner which is a non-U.S. Person under the Code agrees that it will provide the information and forms requested by the General Partner, including U.S. Tax Form Schedule W-8 (foreign status certificate) and

Form 1001 (reduced withholding rate certificate), as may be applicable, and shall cooperate with the General Partner upon its request in order to maintain appropriate records and provide for withholding amounts, if any, relating to its Interest in the Partnership, and, further, in the event that such Limited Partner fails to provide such information regarding U.S. tax withholding, the General Partner, the Partnership and the other Partners shall have no obligation or liability to the non-U.S. Limited Partner with respect to any U.S. tax matters or obligations which may be assessed against the non-U.S. Limited Partner.

                  (b) Further Assurances. Each Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the formation of the Partnership and the achievement of its purposes, including, without limitation, (i) any documents that the General Partner deems necessary or appropriate to form, qualify, or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership conducts or plans to conduct business, and (ii) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Partnership.

         13.11. Delivery of Certificate. The General Partner shall provide a copy of the Certificate of Limited Partnership to each Limited Partner that makes a request therefor, but shall not otherwise be required to provide such copies.



                  [Remainder of Page Left Blank Intentionally.]

                      [Signature Pages Follow Immediately.]

                        CONNING CAPITAL PARTNERS VI, L.P.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       GENERAL PARTNER:

                                       CONNING INVESTMENT PARTNERS VI, L.L.C.



                                       By:   /s/ John B. Clinton
                                             ------------------------
                                             John B. Clinton
                                             Principal Manager Member

                        CONNING CAPITAL PARTNERS VI, L.P.

                   COUNTERPART LIMITED PARTNER SIGNATURE PAGE

         IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of a limited partnership interest (the "Interest") in Conning Capital Partners VI, L.P. (the "Partnership"). This page constitutes the signature page for each of (i) the Subscription Agreement for the purchase of the Interest in the amount set forth below, and (ii) the Limited Partnership Agreement of the Partnership. Upon acceptance by the General Partner, the undersigned shall be admitted as a Limited Partner of the Partnership and hereby authorizes this signature page to be attached to a counterpart of the such Subscription Agreement and such Limited Partnership Agreement, each as executed by the General Partner.


Date: March 7, 2000                                          Metropolitan Life Insurance Company
                                                             (Print or Type Name of Investor)

Capital Commitment/Subscription                              Sign Here:
AMOUNT OF INTEREST PURCHASED:                                By: /s/ Charles E. Symington
$     (SEE NEXT                                              Title (if applic.) Managing Director
PAGE)*____________________

Full name and address of Investor:                           Preferred address for receiving communications (Do not
                                                             complete if already listed in prior column):

Metropolitan Life Insurance Company
One Madison Avenue, New York, NY 10010                       Metropolitan Life Insurance Company
Attn:  Vice-President & Investment Counsel                   334 Madison Avenue
(Law, Area 6H)                                               Convent Station, NJ 07961
                                                             Attn:  Director, Corporate Equities

Telephone No.:  (973) 254-3000                               Social Security or Federal Tax
Telecopy No.:  (973) 254-3055                                  Identification No.:
Email Address:                                               13-5581829

Type of Entity:                                           Wire Instructions:
---------------                                           ------------------
____  Tax exempt under Section 501(c) of                  Bank:   The Chase Manhattan Bank

      Tax Code                                            Bank ABA No.:   021-000-021

____  BANK LIMITED PARTNER                                Address:     New York, NY

_X__  Insurance Company                                   Account Name:  Metropolitan Life Insurance Company,

____  ERISA Plan                                          Corporate Partnerships

____  Governmental Plan                                   Account Number:  002-2-430060



*Amount of Interest Purchased. For purposes hereof, a "Closing" shall mean each date, pursuant to Section 2.1 or 2.3 of the Partnership Agreement, that a Partner (other than Metropolitan Life Insurance Company ("MetLife")) is admitted to the Partnership or any existing Partner (other than MetLife) increases its Capital Commitment. As a result of the initial Closing that occurred on February 25, 2000, as of the date hereof, the Interest hereby purchased, and the Capital Commitment of MetLife hereunder, is equal to $7,944,444.44. At each subsequent Closing, the Interest hereby purchased, and the Capital Commitment of MetLife hereunder, shall be increased by an amount equal to the product of (x) five and one-half percent (5.5%) and (y) the result of dividing (i) the aggregate Capital Commitments of the Partnership that are made at such Closing (without regard to the additional Capital Commitment of MetLife to be made at such Closing) by (ii) ninety four and one-half percent (94.5%); provided that, in no event shall the total Capital Commitment of MetLife be increased to exceed $27,500,000.